                                                                    Exhibit 99.1



--------------------------------------------------------------------------------

                             AMKOR TECHNOLOGY, INC.,
                                 UNITIVE, INC.,
                                       and
                           UNITIVE ELECTRONICS, INC.,
                                  as Borrowers

                          ============================


                           LOAN AND SECURITY AGREEMENT

                          Dated as of November 28, 2005

                                  $100,000,000


                          ============================

                         CERTAIN FINANCIAL INSTITUTIONS,
                                   as Lenders,

                             BANK OF AMERICA, N.A.,
                                    as Agent,

                                       and

                 WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN),
                             as Documentation Agent

--------------------------------------------------------------------------------








                              BANK OF AMERICA, N.A.
                 WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN)
                     Co-Lead Arrangers and Co-Book Managers

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
SECTION 1.     DEFINITIONS; RULES OF CONSTRUCTION...........................       1
        1.1.    Definitions.................................................       1
        1.2.    Accounting Terms............................................      38
        1.3.    Certain Matters of Construction.............................      38

SECTION 2.     CREDIT FACILITIES............................................      39
        2.1.    Revolving Commitment........................................      39
        2.2.    Reserved....................................................      41
        2.3.    Letter of Credit Facility...................................      41

SECTION 3.     INTEREST, FEES, AND CHARGES..................................      45
        3.1.    Interest....................................................      45
        3.2.    Fees........................................................      46
        3.3.    Computation of Interest, Fees, Yield Protection.............      47
        3.4.    Reimbursement Obligations...................................      47
        3.5.    Illegality..................................................      47
        3.6.    Increased Costs.............................................      48
        3.7.    Capital Adequacy............................................      49
        3.8.    Mitigation..................................................      49
        3.9.    Funding Losses..............................................      49
        3.10.   Maximum Interest............................................      49

SECTION 4.     LOAN ADMINISTRATION..........................................      50
        4.1.    Manner of Borrowing and Funding Revolving Loans.............      50
        4.2.    Defaulting Lender...........................................      52
        4.3.    Number and Amount of LIBOR Revolving Loans; Determination of
                Rate........................................................      52
        4.4.    Borrower Agent..............................................      53
        4.5.    One Obligation..............................................      53
        4.6.    Effect of Termination.......................................      53

SECTION 5.     PAYMENTS.....................................................      54
        5.1.    General Payment Provisions..................................      54
        5.2.    Repayment of Revolving Loans................................      54
        5.3.    Reserved....................................................      54
        5.4.    Payment of Other Obligations................................      54
        5.5.    Marshaling; Payments Set Aside..............................      54
        5.6.    Post-Default Allocation of Payments.........................      55
        5.7.    Application of Payments.....................................      55
        5.8.    Loan Account; Account Stated................................      56
        5.9.    Gross Up for Taxes..........................................      56
        5.10.   Withholding Tax Exemption...................................      56
        5.11.   Nature and Extent of Each Borrower's Liability..............      57

SECTION 6.     CONDITIONS PRECEDENT.........................................      59
        6.1.    Conditions Precedent to Initial Revolving Loans.............      59
        6.2.    Conditions Precedent to All Credit Extensions...............      61
        6.3.    Limited Waiver of Conditions Precedent......................      62

SECTION 7.     COLLATERAL...................................................      62
        7.1.    Grant of Security Interest..................................      62
        7.2.    Lien on Deposit Accounts; Cash Collateral...................      63
        7.3.    Real Estate Collateral......................................      64
        7.4.    Other Collateral............................................      64
        7.5.    No Assumption of Liability..................................      64
        7.6.    Further Assurances..........................................      64

SECTION 8.     COLLATERAL ADMINISTRATION....................................      64
        8.1.    Borrowing Base Certificates.................................      64
        8.2.    Administration of Accounts..................................      65
        8.3.    Administration of Inventory.................................      66
        8.4.    Administration of Equipment.................................      66
        8.5.    Administration of Deposit Accounts..........................      67
        8.6.    General Provisions..........................................      67
        8.7.    Power of Attorney...........................................      68

SECTION 9.     REPRESENTATIONS AND WARRANTIES...............................      69
        9.1.    General Representations and Warranties......................      69
        9.2.    Complete Disclosure.........................................      73

SECTION 10.    COVENANTS AND CONTINUING AGREEMENTS..........................      74
        10.1.   Affirmative Covenants.......................................      74
        10.2.   Negative Covenants..........................................      77
        10.3.   Total Liquidity.............................................      90

SECTION 11.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT.......................      90
        11.1.   Events of Default...........................................      90
        11.2.   Remedies upon Default.......................................      92
        11.3.   License.....................................................      93
        11.4.   Setoff......................................................      93
        11.5.   Remedies Cumulative; No Waiver..............................      93

SECTION 12.    THE AGENT....................................................      94
        12.1.   Appointment, Authority and Duties of the Agent..............      94
        12.2.   Agreements Regarding Collateral and Field Examination Reports     95
        12.3.   Reliance By the Agent.......................................      96
        12.4.   Action Upon Default.........................................      97
        12.5.   Ratable Sharing.............................................      97
        12.6.   Indemnification of the Agent Indemnitees....................      97
        12.7.   Limitation on Responsibilities of the Agent.................      98
        12.8.   Successor Agent and Co-Agents...............................      98
        12.9.   Due Diligence and Non-Reliance..............................      99
        12.10.  Replacement of Certain Lenders..............................      99
        12.11.  Remittance of Payments and Collections......................     100
        12.12.  The Agent in its Individual Capacity........................     100
        12.13.  Documentation Agent.........................................     101
        12.14.  No Third Party Beneficiaries................................     101

SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.........     101
        13.1.   Successors and Assigns......................................     101
        13.2.   Participations..............................................     101
        13.3.   Assignments.................................................     102
        13.4.   Tax Treatment...............................................     102
        13.5.   Representation of Lenders...................................     103

SECTION 14.    MISCELLANEOUS................................................     103
        14.1.   Consents, Amendments and Waivers............................     103
        14.2.   General Indemnity...........................................     104
        14.3.   Limitations of Indemnities..................................     104
        14.4.   Notices and Communications..................................     104
        14.5.   Performance of the Borrowers' Obligations...................     105
        14.6.   Credit Inquiries............................................     105
        14.7.   Severability................................................     105
        14.8.   Cumulative Effect; Conflict of Terms........................     106
        14.9.   Counterparts; Facsimile Signatures..........................     106
        14.10.  Entire Agreement............................................     106
        14.11.  Obligations of the Lenders..................................     106
        14.12.  Confidentiality.............................................     106
        14.13.  Certifications Regarding Indebtedness Agreements............     107
        14.14.  Governing Law...............................................     107
        14.15.  Consent to Forum............................................     107
        14.16.  Waivers by the Borrowers....................................     107
        14.17.  Patriot Act Notice..........................................     108
        14.18.  No Oral Agreement...........................................     108

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A     Revolving Note
Exhibit B     Notice of Borrowing
Exhibit C     Notice of Conversion/Continuation
Exhibit D     Compliance Certificate
Exhibit E     Assignment and Acceptance
Exhibit F     Assignment Notice


SCHEDULES:

Schedule 1.1A     Revolving Commitments of Lenders
Schedule 1.1B     Eligible Foreign Account Debtors
Schedule 1.1C     Permitted Liens
Schedule 1.1D     Owned Real Estate
Schedule 8.5      Deposit Accounts
Schedule 8.6.1    Business Locations
Schedule 9.1.4    Names and Capital Structure
Schedule 9.1.5A   Former Names
Schedule 9.1.5B   Former Places of Business
Schedule 9.1.12   Patents, Trademarks, Copyrights, and Licenses
Schedule 9.1.15   Environmental Matters
Schedule 9.1.16   Restrictive Agreements
Schedule 9.1.17   Litigation
Schedule 9.1.21   Labor Contracts

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT, dated as of November 28, 2005, is among AMKOR TECHNOLOGY, INC. and its Subsidiaries party hereto, the lending institutions party to this Agreement from time to time as lenders (collectively, the "Lenders"), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (the "Agent").

                               R E C I T A L S:

      The Borrowers have requested that the Lenders make available a credit facility, to be used by the Borrowers to finance their mutual and collective business enterprise. The Lenders are willing to provide such credit facility on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.  DEFINITIONS; RULES OF CONSTRUCTION

      1.1. Definitions. As used herein, the following terms have the meanings set forth below:

            Account - as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

            Account Debtor - a Person who is obligated under an Account, Chattel Paper, or General Intangible.

            Acquired Indebtedness - with respect to any specified Person (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            Adjusted LIBOR - for any Interest Period, with respect to LIBOR Revolving Loans, the per annum rate of interest determined pursuant to the following formula (expressed as a decimal, rounded upward to the next 1/8th of 1%):

                                            Offshore Base Rate
                                   ------------------------------------
                        LIBOR =    1.00 - Eurodollar Reserve Percentage

                  Where,

                  "Eurodollar Reserve Percentage" means the reserve percentage applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any


LOAN AND SECURITY AGREEMENT
            emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

                  "Offshore Base Rate" means the rate per annum appearing on
            Telerate Page 3750, or if such page is unavailable, the Reuters Screen LIBO Page (or any successor page of either, as applicable), as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if the Reuters Screen LIBO Page is used and more than one rate is shown on such page, the applicable rate shall be the arithmetic mean thereof. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be the rate per annum determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the applicable LIBOR Revolving Loan would be offered to major banks in the offshore Dollar market at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

            Affiliate - with respect to any Person (the "subject Person") any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the subject Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10.0% or more, or an agreement, obligation, or option to purchase 10.0% or more, of the Equity Interests of a Person that are at such time entitled to vote in the election of the board of directors (or other similar governing body) of such Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by," and "under common control with" shall have correlative meanings.

            Affiliate Transaction - as defined in Section 10.2.6.

            Agent - as defined in the introductory paragraph of this Agreement.

            Agent Advance - any Borrowing of Base Rate Revolving Loans funded with the Agent's funds, until such Borrowing is settled among the Lenders pursuant to Section 4.1.3.

            Agent Indemnitees - the Agent and its officers, directors, employees, Affiliates, agents, and attorneys.

            Agent Professionals - attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by the Agent.

            Agent's Lien - the Liens in the Collateral granted to the Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement or any Security Document.


LOAN AND SECURITY AGREEMENT

            Allocable Amount - as defined in Section 5.11.3.

            Amkor - Amkor Technology, Inc., a Delaware corporation.

            Anti-Terrorism Laws - any laws relating to terrorism or money laundering, including the Patriot Act.

            Applicable Law - all laws, rules, regulations, and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law, and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, and decrees of Governmental Authorities.

            Applicable Margin - with respect to any Type of Revolving Loan and the unused line fee to be paid pursuant to Section 3.2.1, the per annum percentage set forth below, as determined by the lowest amount of the Borrowers' Total Liquidity in any calendar month:

===============================================================
                               Base Rate   LIBOR     Unused
                              Revolving   Revolving  Line Fee
 Level     Total Liquidity      Loans      Loans    Percentage
===============================================================
   I     Greater than or        0.00%      1.50%      0.25%
         equal to $75,000,000
---------------------------------------------------------------
   II    Less than              0.50%      2.25%      0.50%
         $75,000,000
===============================================================

      The Applicable Margin shall be subject to increase or decrease during each calendar month for such entire calendar month, and any change shall be effective retroactively to the first day of such calendar month. If the Total Liquidity at any time during any calendar month is unable to be determined due to the Borrower's failure to deliver any Borrowing Base Certificate or financial statement required to be delivered pursuant to the terms of this Agreement, and at any time during the existence of an Event of Default, the Applicable Margin shall be determined as if Level II were applicable.

            Approved Fund - any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

            Asset Purchase Agreement - that certain Asset Purchase Agreement, dated as of December 30, 1998, between Amkor and Anam Semiconductor, Inc., as such agreement may be extended or renewed from time to time without alteration of the material terms thereof.

            Asset Sale - as defined in Section 10.2.5.

            Assignment and Acceptance - an assignment agreement between a Lender and an Eligible Assignee, in the form of Exhibit E.


LOAN AND SECURITY AGREEMENT

            Attributable Debt - in respect of a sale and leaseback transaction involving an operating lease, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            Availability - determined as of any date, the amount that the Borrowers are entitled to borrow as Revolving Loans, being the Borrowing Base, minus the principal balance of all Revolving Loans.

            Bank of America - Bank of America, N.A., a national banking association, and its successors and assigns.

            Bank of America Indemnitees - Bank of America and its officers, directors, employees, Affiliates, agents, and attorneys.

            Bank Product - any of the following products, services, or facilities extended to any Borrower or Subsidiary by Bank of America, the Documentation Agent, or any of their respective Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; (d) foreign exchange agreements; and (e) leases or other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

            Bank Product Debt - Indebtedness and other obligations of an Obligor relating to Bank Products.

            Bankruptcy Code - Title 11 of the United States Code.

            Base Rate - the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is a reference rate only and Bank of America may make loans or other extensions of credit at, above, or below such rate of interest. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the effective day specified in the public announcement of the change.

            Base Rate Revolving Loan - a Revolving Loan that bears interest based on the Base Rate.

            Beneficial Owner - as assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

            Board of Governors - the Board of Governors of the Federal Reserve System.


LOAN AND SECURITY AGREEMENT

            Borrowed Money - with respect to any Obligor, without duplication, its (a) Indebtedness that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents, or similar instruments, or (iii) was issued or assumed as full or partial payment for Property, (b) Capital Leases,
      (c) reimbursement obligations with respect to letters of credit, and (d) guaranties of any Indebtedness of the foregoing types owing by another Person.

            Borrower - any of Amkor, Unitive, and UEI.

            Borrower Agent - as defined in Section 4.4.

            Borrowing - a group of Revolving Loans of one Type that are made on the same day or are converted into Revolving Loans of one Type on the same day.

            Borrowing Base - on any date of determination, subject to the restrictions in Section 5.7 of the Second Lien Credit Agreement or any other similar restriction on Indebtedness in any other agreement evidencing Indebtedness to which any Borrower is a party the effect of which is to limit the availability of Revolving Loans made pursuant to this Agreement, an amount equal to the lesser of (a) the aggregate amount of Revolving Commitments, minus the LC Reserve, minus Reserves or (b) the result of (i) up to 85.0% of the net amount of Eligible Accounts and Eligible Foreign Accounts (as used in this definition, "net amount" means the face amount of an Account, minus (ii) any returns, rebates, discounts (calculated on the shortest terms), credits, allowances, or Taxes (including sales, excise, and other taxes) that have been or could be claimed by the Account Debtor or any other Person), minus (iii) the LC Reserve, minus (iv) the Minimum Availability Requirement, minus (v) Reserves.

            Borrowing Base Certificate - a certificate, in form and substance reasonably satisfactory to the Agent, by which the Borrowers certify calculation of the Borrowing Base.

            Business Day - any day (a) excluding Saturday, Sunday, and any other day on which banks are permitted to be closed under the laws of the State of Texas and (b) when used with reference to a LIBOR Revolving Loan, also excluding any day on which banks do not conduct dealings in Dollar deposits on the London interbank market.

            Capital Adequacy Regulation - any law, rule, regulation, guideline, request, or directive of any central bank or other Governmental Authority, whether or not having the force of law, regarding capital adequacy of a bank or any Person controlling a bank.

            Capital Expenditures - expenditures made or liabilities incurred by a Borrower or Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions, or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.

            Capital Lease - any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.


LOAN AND SECURITY AGREEMENT

            Capital Lease Obligation - at time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            Cash Collateral - cash, and any interest or other income earned thereon, that is delivered to the Agent to Cash Collateralize any Obligations.

            Cash Collateral Account - a demand deposit, money market, or other account established by the Agent at such financial institution as the Agent may select in its discretion, which account shall be in the Agent's name and subject to the Agent's Liens for the benefit of the Secured Parties.

            Cash Collateralize - the delivery of cash to the Agent, as security for the payment of the Obligations, in an amount equal to (a) with respect to LC Obligations, 110% of the aggregate LC Obligations and (b) with respect to any inchoate or contingent Obligations (including Obligations arising under Bank Products), the Agent's good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. "Cash Collateralization" has a correlative meaning.

            Cash Equivalents - (a) Dollars or currency of any other sovereign nation in which the Borrower or any Restricted Subsidiary conducts business, (b) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with (i) any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Fitch Individual Rating (formerly Thompson Bank Watch Rating) of "B" or better, or (ii) any commercial bank organized under the laws of any foreign country recognized by the United States having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and a Fitch Individual Rating (formerly Thompson Bank Watch Rating) of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (b) and clause (c) preceding entered into with any financial institution meeting the qualifications specified in clause (c) preceding,
      (e) commercial paper having the highest rating obtainable from either Moody's or S&P and, in each case, maturing within six months after the date of acquisition, and (f) money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clause (a) through clause (e) of this definition, provided that (w) the currency of any sovereign nation other than the United States, (x) certificates of deposit, eurodollar time deposits, and bankers' acceptances with any commercial bank organized under the laws of any country other than the United States, (y) repurchase obligations entered into with any financial institution organized under the laws of any country other than the United States, and (z) overnight bank deposits with any commercial bank organized under the laws of any country other than the United States shall not be considered "Cash Equivalents" for purposes of determining the amount of Total Liquidity at any time and whether an Asset Sale is permitted pursuant to Section 10.2.5.


LOAN AND SECURITY AGREEMENT

            Cash Management Services - any services provided from time to time by Bank of America or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft, and/or wire transfer services.

            CERCLA - the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.).

            Change of Control - the occurrence of any of the following: (a) the adoption of a plan relating to the liquidation or dissolution of any Borrower, (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 35.0% of the Voting Stock of Amkor, measured by voting power rather than number of shares, and such percentage represents more than the aggregate percentage of the Voting Stock of Amkor, measured by voting power rather than number of shares, as to which any Permitted Holder is the Beneficial Owner, or (c) the first date during any consecutive two year period on which a majority of the members of the board of directors of Amkor are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of any Person that was formed for the purpose of acquiring Voting Stock of Amkor will be deemed to be a transfer of such portion of Voting Stock as corresponds to the portion of the equity of such Person that has been so transferred.

            Chattel Paper - as defined in the UCC.

            Claims - all liabilities, obligations, losses, damages, penalties, judgments, proceedings, costs, and expenses of any kind (including remedial response costs, reasonable attorneys' fees, and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of the Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loan Documents or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration, or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

            Closing Date - the date on which the initial Revolving Loans are made under this Agreement.

            Collateral - all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.


LOAN AND SECURITY AGREEMENT

            Collateral Documents - for the purpose of interpretation of the Intercreditor Agreement, this Agreement, the Security Documents, and all other documents, instruments, and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

            Commercial Tort Claim - as defined in the UCC.

            Compliance Certificate - a Compliance Certificate to be provided by the Borrowers to the Agent pursuant to this Agreement, in the form of Exhibit D, and all supporting schedules.

            Consolidated Cash Flow - with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (a) an amount equal to any extraordinary loss, plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (d) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization, and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (e) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) decreasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP, minus (f) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of Amkor shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Amkor only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Amkor by such Restricted Subsidiary without prior approval (that has not


LOAN AND SECURITY AGREEMENT
      been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules, and governmental regulations applicable to that Subsidiary or its stockholders.

            Consolidated Interest Expense - with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations, plus (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, plus (c) interest actually paid by Amkor or any Restricted Subsidiary under any Guarantee of Indebtedness of another Person, plus (d) the product of all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Amkor (other than Disqualified Stock) or to Amkor or a Restricted Subsidiary of Amkor.

            Consolidated Interest Expense Coverage Ratio - with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, or redeems any Indebtedness (other than the Obligations) or issues or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Expense Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Expense Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Expense Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Consolidated Interest Expense Coverage Ratio: (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income, (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (c) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense


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                                     Page 9
      will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

            Consolidated Net Assets - with respect to any specified Person as of any date, the total assets of such Person as of such date less (a) the total liabilities of such Person as of such date, (b) the amount of any Disqualified Stock as of such date, and (c) any minority interests reflected on the balance sheet of such Person as of such date.

            Consolidated Net Income - with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (c) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries, and (d) the cumulative effect of a change in accounting principles shall be excluded.

            Contingent Obligation - any obligation of a Person arising from a guaranty, indemnity, or other assurance of payment or performance of any Indebtedness, lease, dividend, or other obligation (as used in this definition, "primary obligations") of another obligor (as used in this definition, "primary obligor") in any manner including any obligation of such Person under any (a) guaranty, endorsement, co-making, or sale with recourse of an obligation of a primary obligor, (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement, and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth, or solvency of the primary obligor,
      (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

            Continuing Directors - as of any date of determination, any member of the board of directors of Amkor who (a) was a member of such board of directors on the Closing Date or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at


LOAN AND SECURITY AGREEMENT
      the time of such nomination or election.

            Convertible Subordinated Notes - Amkor's 5.75% Convertible Subordinated Notes due 2006, issued pursuant to the Convertible Subordinated Notes (2006) Indenture, Amkor's 5% Convertible Subordinated Notes due 2007, issued pursuant to the Convertible Subordinated Notes
      (2007) Indenture, and Amkor's 6 1/4% Convertible Subordinated Notes due 2013, issued pursuant to the Convertible Subordinated Notes (2013) Indenture.

            Convertible Subordinated Notes (2006) Indenture - that certain Indenture between Amkor and U.S. Bank National Association (as successor to State Street Bank and Trust Company) as Trustee, dated as of May 25, 2001, as such Indenture may be amended or supplemented from time to time, relating to Amkor's 5.75% Convertible Subordinated Notes due June 1, 2006.

            Convertible Subordinated Notes (2007) Indenture - that certain Indenture between Amkor and U.S. Bank National Association (as successor to State Street Bank and Trust Company) as Trustee, dated as of March 22, 2000, as such Indenture may be amended or supplemented from time to time, relating to Amkor's 5.75% Convertible Subordinated Notes due March 15, 2007.

            Convertible Subordinated Notes (2013) Indenture - that certain Indenture between Amkor and U.S. Bank National Association as Trustee, dated as of November 18, 2005, as such Indenture may be amended or supplemented from time to time, relating to Amkor's 6 1/4% Convertible Subordinated Notes due December 1, 2013.

            Convertible Subordinated Notes Indentures - the Convertible Subordinated Notes (2006) Indenture, the Convertible Subordinated Notes
      (2007) Indenture, and the Convertible Subordinated Notes (2013) Indenture.

            Copyright Security Agreement - each copyright security agreement pursuant to which an Obligor grants to the Agent, for the benefit of the Secured Parties, a Lien on such Obligor's interests in copyrights, as security for the Obligations.

            Credit Facilities - with respect to Amkor or any Subsidiary, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            CWA - the Clean Water Act (33 U.S.C. Sections 1251 et seq.).

            Default - an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.


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                                    Page 11

            Default Rate - for any Obligation (including, to the extent permitted by law, interest not paid when due), 2.00%, plus the interest rate otherwise applicable thereto.

            Deposit Account - as defined in the UCC.

            Deposit Account Control Agreements - an agreement (a) in form and substance satisfactory to the Agent, (b) between the Agent and a depository institution which maintains a Deposit Account for a Borrower, and (c) which establishes control of such Deposit Account for purposes of perfection of the Agent's Lien in such Deposit Account and the funds held therein.

            Designated Account - a deposit account of the Borrowers established with the Agent or an Affiliate of the Agent, into which the Agent shall fund Revolving Loans hereunder.

            Disqualified Stock - any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Termination Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require Amkor to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Equity Interest provide that Amkor may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 10.2.2.

            Distribution - (a) any declaration or payment of a distribution, interest, or dividend on any Equity Interest (other than payment-in-kind);
      (b) any distribution, advance, or repayment of Indebtedness to a holder of Equity Interests; or (c) any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

            Document - as defined in the UCC.

            Documentation Agent - Wachovia Capital Finance Corporation (Western), a California corporation.

            Dollars - lawful money of the United States.

            Domestic Subsidiary - a Restricted Subsidiary that is (a) formed under the laws of the United States or a state or territory thereof or (b) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes, and, in either case, is not owned, directly or indirectly, by an entity that is not described in clause (a) or clause (b) preceding.


LOAN AND SECURITY AGREEMENT

            Dominion Account - a special account established by the Borrowers at Bank of America or another bank acceptable to the Agent, over which, subject to the terms of Section 8.2.4, the Agent has exclusive control for withdrawal purposes.

            Eligible Account - an Account owing to a Borrower, excluding Accounts owing to Unitive and to UEI until the Agent has completed an audit and field examination with respect to such Accounts to its satisfaction, that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by the Agent, in its reasonable credit judgment, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if
      (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date, (b) 50.0% or more of the Accounts owing by the Account Debtor are not Eligible Accounts or Eligible Foreign Accounts under any other provision of this definition or the definition of Eligible Foreign Accounts, (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 15.0% of the aggregate Eligible Accounts and Eligible Foreign Accounts (or such higher percentage as the Agent, with the consent of the Requisite Lenders, may establish for the Account Debtor and its Affiliates from time to time), (d) it does not conform with a covenant or representation herein, (e) it is owing by a creditor or supplier, or is otherwise subject to a offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, or allowance (but ineligibility shall be limited to the amount thereof), (f) an Insolvency Proceeding has been commenced by or against the Account Debtor, or the Account Debtor has failed, has suspended, or ceased doing business, is liquidating, dissolving, or winding up its affairs, or is not Solvent, (g) the Account Debtor is organized or has its principal offices or assets outside the United States, (h) it is owing by a Government Authority, (i) it is not subject to a duly perfected, first priority Lien in favor of the Agent, or is subject to any other Lien (except a Permitted Accounts Lien), (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale, (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment, (l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis, (m) it arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, (n) it represents a progress billing or retainage, (o) it includes a billing for interest, fees, or late charges, but ineligibility shall be limited to the extent of such billing, or (p) it arises from a retail sale to a Person who is purchasing for personal, family, or household purposes.

            Eligible Assignee - a Person that is (a) a Lender, a United States-based Affiliate of a Lender, or an Approved Fund, (b) any other financial institution approved by the Agent and the Borrower Agent (which approval by the Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5,000,000,000, extends asset-based lending facilities in its ordinary course of business, and whose becoming an assignee would not constitute a prohibited transaction


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                                    Page 13
      under Section 4975 of ERISA or any other Applicable Law, and (c) during any Event of Default, any Person acceptable to the Agent in its discretion.

            Eligible Foreign Account - an Account owing to a Borrower, excluding Accounts owing to Unitive and to UEI until the Agent has completed an audit and field examination with respect to such Accounts to its satisfaction, from an Account Debtor that is organized or has its principal offices or assets outside the United States, that (a) arises in the Ordinary Course of Business from the sale of goods or rendition of services, (b) is payable in Dollars, (c) is owing from an Account Debtor listed on Schedule 1.1B or is owing from an Account Debtor acceptable to the Agent and the Requisite Lenders, each in their discretion, (d) meets all of the requirements in clause (a) through clause (p) of the definition of Eligible Accounts other than clause (g) thereof, and (e) is deemed by the Agent, with the consent of the Requisite Lenders, each in their reasonable credit judgment, to be an Eligible Foreign Account; provided that, in any event, without the consent of the Agent and the Requisite Lenders, any such Accounts owing from the Account Debtors specified in
      Part II of Schedule 1.1B, or any of their respective Affiliates when aggregated with other Accounts owing by such Account Debtors and their respective Affiliates which exceed 10.0% of the aggregate Eligible Accounts and Eligible Foreign Accounts shall not be Eligible Foreign Accounts.

            Enforcement Action - any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

            Environmental Laws - all Applicable Laws (including all programs, permits, and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA, and CWA.

            Environmental Notice - any written notice from any Governmental Authority of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation, or otherwise.

            Environmental Release - a release as defined in CERCLA or under any other Environmental Law.

            Equipment - as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles, and other tangible personal Property (other than Inventory), and all parts, accessories, and special tools therefor, and accessions thereto.

            Equity Interest - the interest of any (a) shareholder in a corporation, (b) partner in a partnership (whether general, limited, limited liability, or joint venture), (c) member in a limited liability company, (d) any Person holding warrants, options, or other rights to


LOAN AND SECURITY AGREEMENT
      acquire any equity security or ownership interest (but excluding any debt security that is convertible into, or exchangeable for, any equity security or ownership interest), or (e) other Person having any other form of equity security or ownership interest that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            ERISA - the Employee Retirement Income Security Act of 1974.

            Event of Default - as defined in Section 11.

            Exchange Act - the Securities Exchange Act of 1934.

            Excluded Domestic Subsidiaries - Guardian Assets, Inc., a Delaware corporation, Amkor International Holdings, a company organized under the laws of the Cayman Islands (also existing as Amkor International Holdings, LLC, a Delaware limited liability company), Amkor Technology Limited, a company organized under the laws of the Cayman Islands, P-Four, Inc., a company organized under the laws of the Philippines (also existing as P-Four, LLC, a Delaware limited liability company), and Amkor Technology Philippines, Inc., a corporation organized under the laws of the Philippines.

            Excluded Taxes - Taxes on the overall net income or gross receipts of a Lender imposed by the jurisdiction in which such Lender's principal executive office is located.

            Existing Indebtedness - Indebtedness of Amkor and its Restricted Subsidiaries in existence on the date of this Agreement, until such amounts are repaid.

            Extraordinary Expenses - all costs, expenses, or advances that the Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral, (b) any action, arbitration, or other proceeding (whether instituted by or against the Agent, any Lender, any Obligor, any representative of creditors of an Obligor, or any other Person) in any way relating to any Collateral (including the validity, perfection, priority, or avoidability of the Agent's Liens with respect to any Collateral), any Loan Documents, or the validity, allowance, or amount of any Obligations, including any lender liability or other Claims asserted against the Agent or any Lender, (c) the exercise, protection, or enforcement of any rights or remedies of the Agent in, or the monitoring of, any Insolvency Proceeding, (d) settlement or satisfaction of any taxes, charges, or Liens with respect to any Collateral, (e) any Enforcement Action, (f) negotiation and documentation of any modification, waiver, workout, restructuring, or forbearance with respect to any Loan Documents or Obligations, or (g) Protective Advances. Such costs, expenses, and advances include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.


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                                    Page 15

            Federal Funds Rate - a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers, as published for the applicable day (or, if not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published, the average of the quotations for such day on such transactions as determined by the Agent.

            Fee Letter - the fee letter agreement, dated as of the Closing Date, between the Agent and the Borrowers.

            Fiscal Quarter - each period of three months, the first of such periods commencing on the first day of a Fiscal Year.

            Fiscal Year - the fiscal year of the Borrowers and the Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

            FLSA - the Fair Labor Standards Act of 1938.

            Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

            Foreign Plan - any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States, or any employee benefit plan or arrangement mandated by a government other than the United States for employees of any Obligor or Subsidiary.

            Foreign Subsidiary - a Subsidiary of Amkor that is not a Domestic Subsidiary.

            Foundry Agreement - that certain Foundry Agreement, dated as of January 1, 1998, among Amkor, its predecessor company (Amkor Electronics, Inc.), Amkor Technology Limited (f/k/a C.I.L. Limited), Anam Semiconductor, Inc., and Anam USA, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

            Full Payment - with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including all interest, fees, and other charges under any Loan Documents and including those accruing during an Insolvency Proceeding (whether or not allowed in the proceeding), (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof, and (c) a release of any Claims of the Obligors against the Agent, the Lenders, and the Issuing Bank arising on or before the payment date. The Revolving Loans shall not be deemed to have been paid in full until the Revolving Commitments have expired or been terminated.

            GAAP - generally accepted accounting principles in the United States in effect from time to time.

            General Intangibles - as defined in the UCC, including choses in action, causes of action, contract rights, company or other business records, inventions, blueprints, designs,


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                                    Page 16
      patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind.

            Goods - as defined in the UCC.

            Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

            Governmental Authority - any federal, state, municipal, foreign, or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory, or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district, or territory thereof, or a foreign entity or government.

            Guarantee - a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

            Guarantor Payment - as defined in Section 5.11.3.

            Guarantors - Amkor, Unitive, UEI, and each other Person who guarantees payment or performance of any Obligations.

            Guaranty - each guaranty agreement executed by a Guarantor in favor of the Agent.

            Hedging Agreement - any transaction that provides for an interest rate, foreign exchange, currency, commodity, credit, or equity swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof, or any transaction of a similar nature.

            Hedging Obligations - with respect to any Person, the indebtedness, liabilities, and obligations of such Person under Hedging Agreement.

            Indebtedness - with respect to any Person, any indebtedness of such Person, including Contingent Obligations, in respect of (a) borrowed money, (b) bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (c) banker's acceptances, (d) Capital Lease Obligations, (e) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, and (f) Hedging Obligations, if and to the extent any of such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in


LOAN AND SECURITY AGREEMENT
      accordance with GAAP. With respect to the Borrowers, all Obligations, other than Bank Product Debt not covered by clause (a) through clause (f) preceding, shall be included in the term "Indebtedness". In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person measured as the lesser of the fair market value of the assets of such Person so secured or the amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. In addition, the amount of any Indebtedness shall also include the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of Amkor, any preferred stock of such Restricted Subsidiary.

            Increase Effective Date - as defined in Section 2.1.7.

            Indemnitees - the Agent Indemnitees, the Lender Indemnitees, the Issuing Bank Indemnitees, and the Bank of America Indemnitees.

            Indentures - the Convertible Subordinated Notes Indentures, the Senior Notes Indentures, and the Senior Subordinated Notes Indenture.

            Insolvency Proceeding - any case or proceeding commenced by or against a Person under any state, federal, or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief, or debt adjustment law, (b) the appointment of a receiver, trustee, liquidator, administrator, conservator, or other custodian for such Person or any part of its Property, or (c) an assignment or trust mortgage for the benefit of creditors.

            Instrument - as defined in the UCC.

            Insurance Assignment - each collateral assignment of insurance pursuant to which an Obligor assigns to the Agent, for the benefit of the Secured Parties, such Obligor's rights under business interruption or other insurance policies as the Agent deems appropriate, as security for the Obligations.

            Intellectual Property - (a) all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software, and databases; (b) all embodiments or fixations thereof and all related documentation, registrations, and franchises; (c) all books and records describing or used in connection with the foregoing; and (d) all licenses or other rights to use any of the foregoing.

            Intellectual Property Claim - any claim or assertion (whether in writing, by suit, or otherwise) that a Borrower's or a Subsidiary's ownership, use, marketing, sale, or distribution of any Inventory, Equipment, Intellectual Property, or other Property violates another Person's Intellectual Property.


LOAN AND SECURITY AGREEMENT

            Intellectual Property Rights Licensing Agreement - that certain Intellectual Property Rights Licensing Agreement, dated as of May 6, 1999, by and between Amkor and Anam Semiconductor, Inc. in connection with the Asset Purchase Agreement, as such agreement may be extended or renewed from time to time without alteration of the material terms thereof.

            Intercreditor Agreement - the Intercreditor Agreement, dated concurrently herewith, among the Agent (as the "Senior Agent" thereunder), for the benefit of the Agent and the Lenders (as the holders of the "Senior Obligations" thereunder), Citicorp North America, Inc. (in its capacities as the administrative agent and collateral agent for the "Junior Parties" (as defined therein), Amkor, Unitive, and UEI (Amkor, Unitive, and UEI each being party thereto as a "Borrower" (as defined therein) and a "Loan Party" (as defined therein)), in form and substance satisfactory to the Agent.

            Interest Period - as defined in Section 3.1.3.

            Inventory - as defined in the UCC, including (a) all goods intended for sale, lease, display, or demonstration, (b) all work in process, and
      (c) all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease, or furnishing of such goods, or otherwise used or consumed in a Borrower's business (but excluding Equipment).

            Investments - with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Amkor or any Restricted Subsidiary of Amkor sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Amkor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Amkor, Amkor shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in
      Section 10.2.2.

            Investment Property - as defined in the UCC, including all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.

            Issuing Bank - Bank of America or an Affiliate of Bank of America.

            Issuing Bank Indemnitees - the Issuing Bank and its officers, directors, employees, Affiliates, agents, and attorneys.

            LC Application - an application by the Borrower Agent to the Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to the Issuing Bank.


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                                    Page 19

            LC Conditions - the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed $25,000,000, no Overadvance exists and, if no Revolving Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from the date of issuance and (ii) at least 20 Business Days prior to the Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the form of the proposed Letter of Credit is satisfactory to the Agent and the Issuing Bank in their discretion.

            LC Documents - all documents, instruments, and agreements (including LC Requests and LC Applications) delivered by the Borrowers or any other Person to the Issuing Bank or the Agent in connection with issuance, amendment, or renewal of, or payment under, any Letter of Credit.

            LC Obligations - the sum (without duplication) of (a) all amounts owing by the Borrowers for any drawings under Letters of Credit, (b) the aggregate undrawn amount of all outstanding Letters of Credit, and (c) all fees and other amounts owing with respect to Letters of Credit.

            LC Request - a Letter of Credit Request from the Borrowers to the Issuing Bank in form acceptable to the Issuing Bank in its discretion.

            LC Reserve - the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing solely to the Issuing Bank.

            Lender Indemnitees - the Lenders and their officers, directors, employees, Affiliates, agents, and attorneys.

            Lenders - as defined in the introductory paragraph of this Agreement, including the Agent in its capacity as a provider of Agent Advances and any other Person who hereafter becomes a "Lender" pursuant to an Assignment and Acceptance.

            Letter of Credit - any standby letter of credit issued by the Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum, or similar form of credit support issued by the Agent or the Issuing Bank for the benefit of a Borrower.

            Letter-of-Credit Right - as defined in the UCC.

            LIBOR Revolving Loan - a Revolving Loan that bears interest based on Adjusted LIBOR.

            License - any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution, or disposition of Collateral, any use of Property or any other conduct of its business.


LOAN AND SECURITY AGREEMENT

            Licensor - any Person from whom an Obligor obtains the right to use any Intellectual Property.

            Lien - any Person's interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute, or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

            Lien Waiver - an agreement, in form and substance satisfactory to the Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral, (b) for any Inventory held by a warehouseman, processor, or freight forwarder, such Person waives or subordinates any Lien it may have on the Inventory, agrees to hold any Documents in its possession relating to the Inventory as agent for the Agent, and agrees to deliver the Inventory to the Agent upon request, (c) for any Collateral held by a bailee, such bailee acknowledges the Agent's Lien, waives or subordinates any Lien such bailee may have on the Collateral, and agrees to deliver the Collateral to the Agent upon request, and (d) for any Collateral subject to a Licensor's Intellectual Property rights, the Licensor grants to the Agent the right, vis-a-vis such Licensor, to enforce the Agent's Liens with respect to the Collateral, including the right to dispose of the Collateral with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

            Loan Account - the loan account established by each Lender on its books pursuant to Section 5.8.

            Loan Documents - this Agreement, the Other Agreements, and the Security Documents.

            Loan Year - each calendar year commencing on the Closing Date and each anniversary of the Closing Date.

            Margin Stock - as defined in Regulation U of the Board of Governors.

            Material Adverse Effect - the effect of any event or circumstance that, taken alone or in conjunction with other related events or circumstances, has a material adverse effect on (a) the business, operations, Properties, or condition (financial or otherwise) of any Obligor, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of the Agent's Liens on any Collateral, (b) the ability of any Obligor to perform any obligations under the Loan Documents, including repayment of any Obligations, or (c) the ability of the Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

            Material Contract - any agreement or arrangement to which a Borrower is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933, (b) for


LOAN AND SECURITY AGREEMENT
      which breach, termination, nonperformance, or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) that relates to the Second Lien Credit Agreement, the Senior Notes, the Senior Subordinated Notes, the Convertible Subordinated Notes, or any other Indebtedness of such Obligor in excess of $10,000,000.

            Minimum Availability Requirement - as of any date of determination, an amount equal to the greater of (a) 25.0% of the amount determined on such date pursuant to clause (b)(i) of the definition of Borrowing Base or
      (b) $25,000,000.

            Moody's - Moody's Investors Services, Inc., and any successor thereto.

            Mortgage - a mortgage, deed of trust, or deed to secure debt, in form and substance reasonably satisfactory to the Agent, pursuant to which Amkor grants to the Agent, for the benefit of the Secured Parties, Liens upon all of Amkor's right, title, and interest in the Owned Real Estate, as security for the Obligations.

            Multiemployer Plan - as defined in Section 4001(a)(3) of ERISA.

            Net Income - with respect to any Person, the net income (or loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss), (c) any gain or loss relating to foreign currency translation or exchange, and (iv) any income or loss related to any discontinued operation.

            Net Proceeds - the aggregate cash proceeds received by Amkor or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than the Obligations, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

            Non-Recourse Debt - Indebtedness (a) as to which neither Amkor nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any obligation that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise, other than in the form of a Lien on the Equity Interests of an Unrestricted Subsidiary held by Amkor or any Restricted Subsidiary in favor of any holder of Non-Recourse Debt of such Unrestricted Subsidiary, (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against


LOAN AND SECURITY AGREEMENT
      an Unrestricted Subsidiary) would permit, upon notice, lapse of time, or both, any holder of any other Indebtedness (other than the Obligations or the Term Loan) of Amkor or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Amkor or any of its Restricted Subsidiaries (other than against the Equity Interests of such Unrestricted Subsidiary, if any).

            Notes - each Revolving Note or other promissory note executed by the Borrowers to evidence any Obligations.

            Notice of Borrowing - a Notice of Borrowing to be submitted by the Borrower Agent to request the funding of a Borrowing of Revolving Loans, either electronically according to such procedures as may be established by the Agent or in the form of Exhibit B.

            Notice of Conversion/Continuation - a Notice of
      Conversion/Continuation to be submitted by the Borrower Agent to request a conversion or continuation of any Revolving Loans as LIBOR Revolving Loans, either electronically according to such procedures as may be established by the Agent or in the form of Exhibit C.

            Obligations - all (a) principal of and premium, if any, on the Revolving Loans, (b) LC Obligations and other obligations of the Obligors with respect to Letters of Credit, (c) interest, expenses, fees, and other sums payable by the Obligors under the Loan Documents, (d) obligations of the Obligors under any indemnity for Claims, (e) Extraordinary Expenses,
      (f) Bank Product Debt, and (g) other Indebtedness, obligations, and liabilities of any kind owing by the Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

            Obligor - each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of the Agent on such Borrower's, Guarantor's, or other Person's assets to secure any Obligations.

            Officer - with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary, or any vice president of such Person.

            Officers' Certificate - a certificate signed on behalf of Amkor by two Officers of Amkor, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Amkor, in form and substance satisfactory to the Agent.


LOAN AND SECURITY AGREEMENT

            Ordinary Course of Business - the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith (and not for the purpose of evading any provision of a Loan Document).

            Organic Documents - with respect to any Person, its charter, certificate, or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

            OSHA - the Occupational Safety and Hazard Act of 1970.

            Other Agreement - each Note, LC Document, Fee Letter, Lien Waiver, Intercreditor Agreement, Related Real Estate Document, Borrowing Base Certificate, Compliance Certificate, financial statement, or report delivered hereunder, that certain Postclosing Agreement executed concurrently herewith among the Borrowers, the Lenders, and the Agent, or any other document, instrument, or agreement (other than this Agreement, a Security Document, or any of the items listed in clause (b) through clause
      (d) of the definition of Related Real Estate Documents) now or hereafter delivered by an Obligor or other Person to the Agent or a Lender in connection with any transactions contemplated by the Loan Documents.

            Overadvance - as defined in Section 2.1.5.

            Overadvance Loan - a Base Rate Revolving Loan made when an Overadvance exists or is caused by the funding thereof.

            Owned Real Estate - that certain real property owned by Amkor located at 1990 South Price Road, Chandler, Arizona and 3200 W. Germann Road, Chandler, Arizona, such property being more particularly described in Schedule 1.1D.

            Participant - as defined in Section 13.2.

            Patent Security Agreement - each patent security agreement pursuant to which an Obligor grants to the Agent, for the benefit of the Secured Parties, a Lien on such Obligor's interests in patents, as security for the Obligations.

            Patriot Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

            Payment Intangible - as defined in the UCC.

            Payment Item - each check, draft, or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

            Permitted Accounts Liens - any of the following Liens: (a) Liens in favor of the Agent; (b) Liens for Taxes not yet due or being Properly Contested; (c) statutory Liens


LOAN AND SECURITY AGREEMENT

      (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;
      (d) Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 30 consecutive days or being Properly Contested, and (ii) at all times junior to the Agent's Liens; and (e) Liens to secure Indebtedness outstanding under the Second Lien Credit Agreement.

            Permitted Bank Debt - Indebtedness incurred by Amkor or any Restricted Subsidiary other than a Foreign Subsidiary pursuant to the Credit Facilities, any Receivables Program, any indenture, or one or more other term loan and/or revolving credit or commercial paper facilities (including any letter of credit subfacilities) entered into with commercial banks and/or institutional lenders, and any replacement, extension, renewal, refinancing or refunding thereof, but excluding the Obligations and the Term Loan.

            Permitted Business - the business of Amkor and its Subsidiaries, taken as a whole, operated in a manner consistent with past operations, and any business that is reasonably related thereto or supplements such business or is a reasonable extension thereof.

            Permitted Debt - as defined in Section 10.2.4(b).

            Permitted Holder - each of James J. Kim and his estate, spouse, siblings, ancestors, heirs, and lineal descendants, and spouses of any such persons, the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the principal beneficiaries or the grantors, or any other Person that is controlled by any of the foregoing.

            Permitted Investments - (a) any Investment in Amkor or in a Restricted Subsidiary, (b) any Investment in Cash Equivalents, (c) any Investment by Amkor or any Restricted Subsidiary of Amkor in a Person, if as a result of such Investment or in connection with the transaction pursuant to which such Investment is made (i) such Person becomes a Restricted Subsidiary of Amkor, or (ii) such Person is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Amkor or a Restricted Subsidiary of Amkor, (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 10.2.5, (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Amkor, (f) any Investment in connection with Hedging Obligations, (g) any Investments received (i) in satisfaction of judgments or (ii) as payment on a claim made in connection with any bankruptcy, liquidation, receivership, or other insolvency proceeding, (h) Investments in (i) prepaid expenses and negotiable instruments held for collection, (ii) accounts receivable arising in the Ordinary Course of Business (and Investments obtained in exchange or settlement of accounts receivable for which Amkor


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                                    Page 25
      or any Restricted Subsidiary has determined that collection is not likely), and (iii) lease, utility, and worker's compensation, performance, and other similar deposits arising in the Ordinary Course of Business, (i) any Strategic Investment; provided that the aggregate amount of all Investments by Amkor and any Restricted Subsidiaries in Strategic Investments shall not exceed $100,000,000, and (j) Investments purchased or received in exchange for Permitted Investments existing as of the Closing Date or made thereafter; provided that any additional consideration provided by Amkor or any Restricted Subsidiary in such exchange shall not be permitted pursuant to this clause (j); and provided, further, that such purchased or exchanged Investments shall have a fair market value (as determined by an Officer of Amkor unless such fair market value exceeds $25,000,000 in which case, as determined by the board of directors) equal to or exceeding the Permitted Investments exchanged therefor; provided, further, that, notwithstanding the preceding, any extension of credit or advance by Amkor or any of its Subsidiaries to a customer or supplier of Amkor or its Subsidiaries shall not be a Permitted Investment.

            Permitted Liens - the following Liens on property of any Borrower
      (a) Liens on the assets, excluding the Collateral, of any such Borrower securing Permitted Bank Debt that was permitted by the terms of this Agreement and the Second Lien Credit Agreement to be incurred and/or securing the "Obligations" (as defined in the Second Lien Credit Agreement); provided that such Liens securing Permitted Bank Debt shall be Permitted Liens pursuant to this clause (a) only if, on the date of incurrence of (i) any Permitted Bank Debt secured by such Liens or (ii) any such Lien securing Permitted Bank Debt existing as of the closing date of the Second Lien Credit Agreement, the outstanding aggregate principal amount of all such Permitted Bank Debt and the "Obligations" (as defined in the Second Lien Credit Agreement) which are secured by such Liens (of any priority), other than Liens referred to in clause (ii) through clause
      (xxi) of the definition of "Permitted Liens" in the Second Lien Credit Agreement, granted by Amkor and its Restricted Subsidiaries does not exceed, on a pro forma basis after giving effect to such incurrence, the product of 2.25 times the Consolidated Cash Flow for Amkor's most recently ended four full Fiscal Quarters for which internal financial statements are available immediately preceding the date on which such Permitted Bank Debt or such Lien is incurred, (b) Liens on the assets of any Foreign Subsidiary securing Indebtedness and other obligations under Indebtedness of such Foreign Subsidiary that were permitted by the terms of this Agreement and the Second Lien Credit Agreement to be incurred, (c) Liens in favor of Amkor or any Restricted Subsidiary; provided that any such Lien on property of any Borrower shall not extend to any Collateral, (d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with any Borrower; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets which constitute Collateral, (e) Liens on property existing at the time of acquisition thereof by any Borrower; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any assets which constitute Collateral,
      (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business, (g) Liens to secure obligations in respect of Indebtedness (including Capital Lease Obligations) permitted by Section 10.2.4(b)(iv) covering only the assets acquired with such Indebtedness, including


LOAN AND SECURITY AGREEMENT
      accessions, additions, parts, attachments, improvements, fixtures, leasehold improvements, or proceeds, if any, related thereto, (h) Liens existing on the closing date of the Second Lien Credit Agreement, excluding Liens on Collateral other than the Owned Real Property, other than those securing Permitted Bank Debt and "Obligations" (as defined in the Second Lien Credit Agreement), (i) Liens for taxes, assessments, or governmental charges or claims that are not yet delinquent or that are being Properly Contested, (j) Liens imposed by law or arising by operation of law, including, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers', and vendors' Liens, Liens for master's and crew's wages and other similar Liens, in each case which are incurred in the Ordinary Course of Business for sums not yet delinquent or being Properly Contested, (k) Liens incurred or pledges and deposits made in the Ordinary Course of Business in connection with workers' compensation and unemployment insurance and other types of social security, (l) Liens to secure any extension, renewal, refinancing, or refunding (or successive extensions, renewals, refinancings, or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clause (d), clause
      (e), clause (g), and clause (h) of this definition; provided that such Liens do not extend to any other property of any Borrower and the principal amount of the Indebtedness secured by such Lien is not increased, (m) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree, or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (n) Liens on property of a Borrower other than Collateral securing obligations of a Borrower under Hedging Obligations permitted by Section 10.2.4(b)(vii) or any collateral for the Indebtedness to which such Hedging Obligations relate, (p) Liens upon specific items of inventory or other goods and proceeds securing such Borrower's obligations in respect of banker's acceptances issued or credited for the account of such Borrower to facilitate the purchase, shipment, or storage of such inventory or goods, (q) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, (r) Liens arising out of consignment or similar arrangements for the sale of goods in the Ordinary Course of Business, (s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (t) Liens on property of a Borrower other than the Collateral securing other Indebtedness not exceeding $10,000,000 at any time outstanding, (u) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to any other property of such Borrower and the principal amount of such Indebtedness secured by such Lien is not increased, (v) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by this Agreement and the Second Lien Credit Agreement, and (w) the Liens specified in Schedule 1.1C.

            Permitted Other Liens - the following Liens on property of any of Amkor's Subsidiaries which is not a Borrower (a) Liens on the assets of any such Restricted Subsidiary securing Permitted Bank Debt that was permitted by the terms of this Agreement and the Second Lien Credit Agreement to be incurred and/or securing the "Obligations" (as defined in the Second Lien Credit Agreement); provided that such Liens securing Permitted Bank Debt shall be Permitted Other Liens pursuant to this


LOAN AND SECURITY AGREEMENT
      clause (a) only if, on the date of incurrence of (i) any Permitted Bank Debt secured by such Liens or (ii) any such Lien securing Permitted Bank Debt existing as of the closing date of the Second Lien Credit Agreement, the outstanding aggregate principal amount of all such Permitted Bank Debt and the "Obligations" (as defined in the Second Lien Credit Agreement) which are secured by such Liens (of any priority), other than Liens referred to in clause (ii) through clause (xxi) of the definition of "Permitted Liens" in the Second Lien Credit Agreement, granted by Amkor and its Restricted Subsidiaries does not exceed, on a pro forma basis after giving effect to such incurrence, the product of 2.25 times the Consolidated Cash Flow for Amkor's most recently ended four full Fiscal Quarters for which internal financial statements are available immediately preceding the date on which such Permitted Bank Debt or such Lien is incurred, (b) Liens on the assets of any Foreign Subsidiary securing Indebtedness and other obligations under Indebtedness of such Foreign Subsidiary that were permitted by the terms of this Agreement and the Second Lien Credit Agreement to be incurred, (c) Liens in favor of Amkor or any Restricted Subsidiary, (d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with any Subsidiary of Amkor which is not a Borrower; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Subsidiary, (e) Liens on property existing at the time of acquisition thereof by any Restricted Subsidiary of Amkor which is not a Borrower; provided that such Liens were not incurred in contemplation of such acquisition, (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business,
      (g) Liens to secure obligations in respect of Indebtedness (including Capital Lease Obligations) permitted by Section 10.2.4(b)(iv) covering only the assets acquired with such Indebtedness, including accessions, additions, parts, attachments, improvements, fixtures, leasehold improvements, or proceeds, if any, related thereto, (h) Liens existing on the closing date of the Second Lien Credit Agreement other than those securing Permitted Bank Debt and "Obligations" (as defined in the Second Lien Credit Agreement) (i) Liens securing obligations of a Restricted Subsidiary of Amkor that is not a Borrower in respect of any Receivables Program, (j) Liens for taxes, assessments, or governmental charges or claims that are not yet delinquent or that are being Properly Contested,
      (k) Liens imposed by law or arising by operation of law, including, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers', and vendors' Liens, Liens for master's and crew's wages and other similar Liens, in each case which are incurred in the Ordinary Course of Business for sums not yet delinquent or being Properly Contested, (l) Liens incurred or pledges and deposits made in the Ordinary Course of Business in connection with workers' compensation and unemployment insurance and other types of social security, (m) Liens to secure any extension, renewal, refinancing, or refunding (or successive extensions, renewals, refinancings, or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clause (d), clause
      (e), clause (g), and clause (h) of this definition; provided that such Liens do not extend to any other property of any Restricted Subsidiary of Amkor and the principal amount of the Indebtedness secured by such Lien is not increased, (n) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree, or order shall not have been finally terminated


LOAN AND SECURITY AGREEMENT
      or the period within which such proceedings may be initiated shall not have expired, (o) Liens securing obligations of a Restricted Subsidiary of Amkor that is not a Borrower under Hedging Obligations permitted by
      Section 10.2.4(b)(vii) or any collateral for the Indebtedness to which such Hedging Obligations relate, (p) Liens upon specific items of inventory or other goods and proceeds securing such Restricted Subsidiary of Amkor's which is not a Borrower obligations in respect of banker's acceptances issued or credited for the account of such Restricted Subsidiary of Amkor which is not a Borrower to facilitate the purchase, shipment, or storage of such inventory or goods, (q) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, (r) Liens arising out of consignment or similar arrangements for the sale of goods in the Ordinary Course of Business, (s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (t) Liens securing other Indebtedness not exceeding $10,000,000 at any time outstanding, (u) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to any other property of such Restricted Subsidiary which is not a Borrower and the principal amount of such Indebtedness secured by such Lien is not increased, and (v) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by this Agreement and the Second Lien Credit Agreement.

            Permitted Refinancing Indebtedness - any Indebtedness of Amkor or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, or refund other Indebtedness of Amkor or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest or premium (including any make-whole premium), if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased, or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded; provided that if the original maturity date of such Indebtedness is after the Termination Date, then such Permitted Refinancing Indebtedness shall have a maturity at least 180 days after the Termination Date, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the Termination Date and is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded, and (d) such Indebtedness is incurred either by Amkor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded.


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
            Person - any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority, or other entity.

            Plan - an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and that is either (a) maintained by a Borrower or Subsidiary for employees or (b) maintained pursuant to a collective bargaining agreement or other arrangement under which more than one employer makes contributions and to which a Borrower or Subsidiary is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

            Pro Rata - with respect to any Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (a) while Revolving Commitments are outstanding, by dividing the amount of such Lender's Revolving Commitment by the aggregate amount of all Revolving Commitments and (b) at any other time, by dividing the amount of such Lender's Revolving Loans by the aggregate amount of all outstanding Revolving Loans.

            Properly Contested - with respect to any obligation of an Obligor,
      (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor's liability to pay, (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued, (c) appropriate reserves have been established in accordance with GAAP, (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor, (e) no Lien is imposed on assets of the Obligor, and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

            Property - any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

            Protective Advances - as defined in Section 2.1.6.

            Purchase Money Debt - (a) Indebtedness (other than the Obligations) for payment of any of the purchase price of fixed assets, (b) Indebtedness (other than the Obligations) incurred for the purpose of financing the purchase price thereof, and (c) any renewals, extensions, replacements, or refinancings (but not increases) thereof.

            Purchase Money Lien - a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Indebtedness and constituting a Capital Lease or a purchase money security interest under the UCC.

            Qualified Proceeds - any of the following or any combination of the following: (a) any Cash Equivalents other than (i) currency of any sovereign nation other than the United States and (ii) certificates of deposit, eurodollar time deposits, bankers' acceptances, and overnight bank deposits with any commercial bank organized under the laws of a foreign country, (b) any liabilities (as would be shown on Amkor's or such


LOAN AND SECURITY AGREEMENT

      Restricted Subsidiary's balance sheet if prepared in accordance with GAAP on the date of the corresponding Asset Sale) of Amkor or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases or indemnifies Amkor or such Restricted Subsidiary from further liability, (c) any securities, notes, or other obligations received by Amkor or any such Restricted Subsidiary from such transferee that are converted by Amkor or such Restricted Subsidiary into cash within 90 days after such Asset Sale (to the extent of the cash received in that conversion), (d) long-term assets that are used or useful in a Permitted Business, and (e) all or substantially all of the assets of, or a majority of the voting Equity Interests of, any Permitted Business; provided that in the case of clause (d) and clause (e) preceding, the Asset Sale transaction shall be with a non-Affiliate and the amount of long-term assets or voting Equity Interests received in the Asset Sale transaction shall not exceed 10.0% of the consideration received.

            RCRA - the Resource Conservation and Recovery Act (42 U.S.C. Sections 6991-6991i).

            Real Estate - all right, title, and interest (whether as owner, lessor, or lessee) in any real Property or any buildings, structures, parking areas, or other improvements thereon.

            Receivables Program - with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale, or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

            Receivables Program Assets - all of the following property and interests in property, including any undivided interest in any pool of any such property or interests, whether now existing or existing in the future or hereafter arising or acquired: (a) accounts; (b) accounts receivable, general intangibles, instruments, contract rights, documents, and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance);
      (c) all unpaid seller's or lessor's rights (including, without limitation, rescission, replevin, reclamation, and stoppage in transit) relating to any of the foregoing or arising therefrom; (d) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods); (e) all reserves and credit balances with respect to any such accounts receivable or account debtors;
      (f) all letters of credit, security, or Guarantees of any of the foregoing; (g) all insurance policies or reports relating to any of the foregoing; (h) all collection or deposit accounts relating to any of the foregoing; (i) all books and records relating to any of the foregoing; (j) all instruments, contract rights, chattel paper, documents, and general intangibles relating to any of the foregoing; and (k) all proceeds of any of the foregoing.

            Regulation D - Regulation D of the Board of Governors.


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                                    Page 31

            Reimbursement Date - as defined in Section 2.3.2.

            Related Real Estate Documents - with respect to the Owned Real Estate, the following, in form and substance satisfactory to the Agent,
      (a) such assignments of leases, estoppel letters, attornment agreements, consents, waivers, and releases as the Agent may require with respect to other Persons having an interest in the Owned Real Estate, (b) flood insurance in an amount, with endorsements and by an insurer, acceptable to the Agent if the Owned Real Estate is within a flood plain, (c) to the extent required by this Agreement and requested by the Agent, any appraisal of the Owned Real Estate, prepared by an appraiser acceptable to the Agent, in form satisfactory to the Agent, and (d) to the extent required by the Mortgage or this Agreement and requested by the Agent, any environmental assessment received by the Agent, prepared by an environmental engineer acceptable to the Agent, and accompanied by such reports, certificates, studies, or data as the Agent may reasonably require, in form reasonably satisfactory to the Agent.

            Report - as defined in Section 12.2.3.

            Reportable Event - any event set forth in Section 4043(b) of ERISA.

            Requisite Lenders - Lenders (subject to Section 4.2) having (a) Revolving Commitments in excess of 50.0% of the aggregate Revolving Commitments and (b) if the Revolving Commitments have terminated, Revolving Loans in excess of 50.0% of all outstanding Revolving Loans.

            Reserves - means any and all reserves that the Agent deems necessary in its discretion to maintain with respect to the Collateral or any Borrower which limit the availability of Borrowings hereunder or which represent amounts the Agent or any Lender may be obligated to pay in the future on behalf of a Borrower (including (a) reserves for Bank Products, (b) reserves for accrued, unpaid interest on the Obligations, (c) reserves for dilution of Accounts, and (d) reserves for taxes, fees, assessments, and other governmental charges.

            Restricted Investment - any Investment which is not a Permitted Investment.

            Restricted Payment - as defined in Section 10.2.2.

            Restricted Subsidiary - with respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary.

            Restrictive Agreement - an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend, or renew any agreement evidencing Borrowed Money, or to repay any Indebtedness owing to each other.

            Revolving Commitment - for any Lender, its obligation to make Revolving Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1A, or as specified hereafter in the most recent Assignment and Acceptance


LOAN AND SECURITY AGREEMENT
      to which such Lender is a party. "Revolving Commitments" means the aggregate amount of such commitments of all Lenders.

            Revolving Loan - a loan made pursuant to Section 2.1, and any Agent Advance, Overadvance Loan, or Protective Advance.

            Revolving Note - a promissory note to be executed by the Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender's Revolving Commitment and shall evidence the Revolving Loans made by such Lender.

            Royalties - all royalties, fees, expense reimbursements, and other amounts payable by a Borrower under a License.

            S&P - Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and any successor thereto.

            Second Lien Credit Agreement - that certain Second Lien Credit Agreement, dated as of October 27, 2004, among Amkor, the lending institutions party thereto, Citicorp North America, Inc., Citigroup Global Markets, Inc., and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as such agreement, unless otherwise noted, may be amended, restated, replaced, or otherwise modified from time to time.

            Secured Parties - the Agent, the Issuing Bank, the Lenders, and providers of Bank Products.

            Security Documents - the Guaranties, Mortgages, Patent Security Agreements, Trademark Security Agreements, Copyright Security Agreements, Deposit Account Control Agreements, and all other documents, instruments, and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

            Senior Notes - Amkor's 9 1/4% Senior Notes due February 15, 2008 issued pursuant to the Senior Notes (2008) Indenture, Amkor's 7 1/8% Senior Notes due March 15, 2011 issued pursuant to the Senior Notes (2011) Indenture, and Amkor's 7.75% Senior Notes due May 15, 2013 issued pursuant to the Senior Notes (2013) Indenture.

            Senior Notes Indentures - the Senior Notes (2008) Indenture, the Senior Notes (2011) Indenture, and the Senior Notes (2013) Indenture.

            Senior Notes (2008) Indenture - that certain Indenture between Amkor and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as Trustee, dated as of February 20, 2001, as such Indenture may be amended or supplemented from time to time, relating to Amkor's 9 1/4% Senior Notes due February 15, 2008.

            Senior Notes (2011) Indenture - that certain Indenture between Amkor and Wells Fargo Bank, N.A., as Trustee, dated as of March 12, 2004, as such Indenture may be

LOAN AND SECURITY AGREEMENT
      amended or supplemented from time to time, relating to Amkor's 7 1/8% Senior Notes due March 15, 2011.

            Senior Notes (2013) Indenture - that certain Indenture between Amkor and U.S. Bank National Association, as Trustee, dated as of May 8, 2003, as such Indenture may be amended or supplemented from time to time, relating to Amkor's 7.75% Senior Notes due May 15, 2013.

            Senior Officer - the chairman of the board, chief executive officer, president, chief financial officer, treasurer, or general counsel of a Borrower or, if the context requires, an Obligor.

            Senior Subordinated Notes - Amkor's 10 1/2% Senior Subordinated Notes due 2009 issued pursuant to the Senior Subordinated Notes Indenture.

            Senior Subordinated Notes Indenture - that certain Indenture between Amkor and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as Trustee, dated as of May 13, 1999, as such Indenture may be amended or supplemented from time to time, relating to the Senior Subordinated Notes.

            Settlement Report - a report delivered by the Agent to the Lenders summarizing the Revolving Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to the Lenders on a Pro Rata basis in accordance with their Revolving Commitments.

            Software - as defined in the UCC.

            Solvent - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured, and unliquidated liabilities), (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities) of such Person as they become absolute and matured, (c) is able to pay all of its debts as they mature, (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (e) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay, or defraud either present or future creditors of such Person or any of its Affiliates. As used in this definition, "fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

            Stated Maturity - with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and


LOAN AND SECURITY AGREEMENT
      shall not include any contingent obligations to repay, redeem, or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            Statutory Reserves - the percentage (expressed as a decimal) established by the Board of Governors as the then stated maximum rate for all reserves (including those imposed by Regulation D, all basic, emergency, supplemental, or other marginal reserve requirements, and any transitional adjustments or other scheduled changes in reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D).

            Strategic Investment - any Investment in any Person (other than an Unrestricted Subsidiary) whose primary business is related, ancillary, or complementary to a Permitted Business, and such Investment is determined in good faith by the board of directors of Amkor (or senior officers of Amkor to whom the board of directors has duly delegated the authority to make such a determination), whose determination shall be conclusive and evidenced by a resolution, to promote or significantly benefit the businesses of Amkor and its Restricted Subsidiaries on the date of such Investment; provided, that, with respect to any Strategic Investment or series of related Strategic Investments involving aggregate consideration in excess of $10,000,000, Amkor shall deliver to the Agent a resolution of its board of directors set forth in an Officer's Certificate certifying that such Investment qualifies as a Strategic Investment pursuant to this definition.

            Subordinated Debt - any Indebtedness of Amkor or its Subsidiaries which is subordinated in right of payment to the Obligations, including the Senior Subordinated Notes and the Convertible Subordinated Notes.

            Subsidiary - any entity at least 50.0% of whose voting securities or Equity Interests are owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which such Borrower directly or indirectly owns 50.0% of the voting securities or Equity Interests).

            Subsidiary Guarantor - a "Subsidiary Guarantor" as defined in the Second Lien Credit Agreement.

            Supply Agreement - that certain Packaging & Test Services Agreement, dated as of January 1, 1998, among Amkor, its predecessor company (Amkor Electronics, Inc.), Amkor Technology Limited (f/k/a C.I.L. Limited), Anam Semiconductor, Inc., and Anam USA, Inc., as such agreement may be extended or renewed from time to time without alteration of the material terms thereof.

            Supporting Obligation - as defined in the UCC.

            Taxes - any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security, franchise, intangibles, stamp or recording taxes imposed by any Governmental Authority, and all interest, penalties, and similar liabilities relating thereto.


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
            Term Loan - the loan made to Amkor pursuant to the Second Lien Credit Agreement.

            Termination Date - the earliest to occur of (a) November 28, 2009,
      (b) the date on which the Borrowers terminate the Revolving Commitments pursuant to Section 2.1.4, or (c) the date on which the Revolving Commitments are terminated pursuant to Section 11.2.

            Total Liquidity - at any time during any calendar month, the sum of
      (a) the amount determined pursuant to clause (b) of the definition of Borrowing Base at such time, plus (b) the aggregate amount of the Borrowers' unrestricted cash and Cash Equivalents maintained in the United States as of the last day of the immediately preceding calendar month, minus (c) the principal balance of all Revolving Loans.

            Total Tangible Assets of the Foreign Subsidiaries - as of any date, the total assets of all of the Foreign Subsidiaries of Amkor as of such date, less the amount of the intangible assets of the Foreign Subsidiaries of Amkor as of such date.

            Trademark Security Agreement - each trademark security agreement pursuant to which an Obligor grants to the Agent, for the benefit of the Secured Parties, a Lien on such Obligor's interests in trademarks, as security for the Obligations.

            Transferee - any actual or potential Eligible Assignee, Participant, or other Person acquiring an interest in any Obligations.

            Transition Services Agreement - that certain Transition Services Agreement entered into by and between Amkor and Anam Semiconductor, Inc. in connection with the Asset Purchase Agreement, as such agreement may be extended or renewed from time to time without alteration of the material terms thereof.

            Type - any type of a Revolving Loan (i.e., Base Rate Revolving Loan or LIBOR Revolving Loan) that has the same interest option and, in the case of LIBOR Revolving Loans, the same Interest Period.

            UCC - the Uniform Commercial Code as in effect in the State of Texas or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

            UEI - Unitive Electronics, Inc., a North Carolina corporation.

            United States - the United States of America.

            Unitive - Unitive, Inc., a Delaware corporation.

            Unrestricted Subsidiary - any Subsidiary of Amkor that is designated by its board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt, (b) is a Person with respect to which neither Amkor nor any of its Restricted Subsidiaries has


LOAN AND SECURITY AGREEMENT
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
      any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Amkor or any of its Restricted Subsidiaries, and (d) has at least one director on its board of directors that is not a director or executive officer of Amkor or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Amkor or any of its Restricted Subsidiaries. Any designation of a Subsidiary of Amkor as an Unrestricted Subsidiary shall be effective upon the Agent's receipt from Amkor of a certified copy of the resolution of Amkor's board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 10.1.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Amkor as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 10.1.10, Amkor shall be in default of such covenant. Amkor's board of directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Amkor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (y) such Indebtedness is permitted under Section 10.1.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (z) no Default or Event of Default would be in existence following such designation.

            Value - the value of Inventory determined by the Agent in good faith on the basis of the lower of cost or market, calculated on a first-in, first-out basis.

            Voting Stock - with respect to any Person as of any date, the Equity Interests of such Person that are at the time entitled to vote in the election of the board of directors (or other equivalent governing body) of such Person.

            Weighted Average Life to Maturity - when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by
      (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

            Wholly Owned Restricted Subsidiary - with respect to any Person, a Restricted Subsidiary of such Person all of the outstanding Equity Interests of which (other than directors' qualifying shares or similar shares required by law to be held by third parties) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.


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
      1.2. Accounting Terms. Except as otherwise specified herein, under the Loan Documents all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Borrowers delivered to the Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if the Borrowers' certified public accountants concur in such change, the change is disclosed to the Agent, and Section 10.3 is amended in a manner reasonably satisfactory to the Borrowers and the Requisite Lenders to preserve the original intent thereof in light of the effects of the change.

      1.3. Certain Matters of Construction. The terms "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph, or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, "from" means "from and including," and "to" and "until" each mean "to but excluding." The terms "including" and "include" shall mean "including, without limitation" and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments, and successor provisions, (b) any document, instrument, or agreement include any amendments, waivers, and other modifications, extensions or renewals (to the extent permitted by the Loan Documents), (c) any Section mean, unless the context otherwise requires, a Section of this Agreement, (d) any Exhibits or Schedules mean, unless the context otherwise requires, Exhibits and Schedules attached hereto, which are hereby incorporated by reference, (e) any Person include successors and assigns,
(f) time of day means time of day at the Agent's notice address under Section 14.4.1, or (g) discretion of the Agent, the Issuing Bank, or any Lender mean the sole and absolute discretion of such Person. All calculations of Value, fundings of Revolving Loans, issuances of Letters of Credit, and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be made in a manner consistent with historical methods of valuation and calculation, and otherwise satisfactory to the Agent (and not necessarily in accordance with GAAP). The Borrowers shall have the burden of establishing any alleged negligence, misconduct, or lack of good faith by the Agent, the Issuing Bank, or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase "to the best of the Borrowers' knowledge" or words of similar import are used in any Loan Documents, such phrase means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.


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                                    Page 38

SECTION 2.  CREDIT FACILITIES

      2.1.  Revolving Commitment.

            2.1.1. Revolving Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolving Commitment, on the terms set forth herein, to make Revolving Loans to the Borrowers from time to time through the Termination Date. The Revolving Loans may be repaid and reborrowed as provided herein. In no event shall the Lenders have any obligation to honor a request for a Revolving Loan if the unpaid balance of Revolving Loans outstanding at such time (including the requested Revolving Loan) would exceed the Borrowing Base.

            2.1.2. Revolving Notes. The Revolving Loans made by each Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Lender. At the request of any Lender, the Borrowers shall deliver a Revolving Note to such Lender.

            2.1.3. Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrowers solely (a) to satisfy Existing Indebtedness, (b) to pay fees and transaction expenses associated with the closing of this credit facility, (c) to pay Obligations in accordance with this Agreement,
      (d) for Capital Expenditures made in the Ordinary Course of Business, and
      (e) for working capital and other lawful corporate purposes of the Borrowers.

            2.1.4. Voluntary Reduction or Termination of Revolving Commitments.

                  (a) The Revolving Commitments shall terminate on the
            Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least ten days prior written notice to the Agent, the Borrowers may, at their option, terminate the Revolving Commitments and this credit facility. Any notice of termination given by the Borrowers shall be irrevocable. On the termination date, the Borrowers shall make Full Payment of all Obligations.

                  (b) Concurrently with termination of the Revolving
            Commitments, for whatever reason (including an Event of Default), the Borrowers shall pay to the Agent, for the Pro Rata benefit of the Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to (i) if the termination occurs during the first Loan Year, 1.00% of the Revolving Commitments and
            (ii) if the termination occurs during the second Loan Year, 0.25% of the Revolving Commitments. No termination charge shall be payable if the termination occurs any time during or after the third Loan Year or in connection with a refinancing of this credit facility by Bank of America or any of its Affiliates.

            2.1.5. Overadvances. Subject to Section 5.7 of the Second Lien Credit Agreement or any other similar restriction on Indebtedness in any other agreement evidencing Indebtedness to which any Borrower is a party the effect of which is to limit the availability of Revolving Loans made pursuant to this Agreement, if the aggregate Revolving Loans exceed the Borrowing Base ("Overadvance") or the aggregate Revolving Commitments at any time, the excess amount shall be payable by the


LOAN AND SECURITY AGREEMENT

      Borrowers on demand by the Agent, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority is revoked in writing by the Requisite Lenders, the Agent may require the Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance (a) when no other Event of Default is known to the Agent (i) as long as the Overadvance was not created by a funding of Revolving Loans pursuant to this Section and such Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required) and (ii) if the Overadvance was created by funding pursuant to this Section, the aggregate amount thereof is not known by the Agent to exceed $10,000,000 and (b) if an Event of Default is known to exist (other than an Event of Default arising from the existence of the Overadvance), if the Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $5,000,000 and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding Revolving Loans and LC Obligations to exceed the aggregate Revolving Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Agent or the Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

            2.1.6. Protective Advances. Subject to Section 5.7 of the Second Lien Credit Agreement, any other similar restriction on Indebtedness in any other agreement evidencing Indebtedness to which any Borrower is a party the effect of which is to limit the availability of Revolving Loans made pursuant to this Agreement, and Section 14.1.1(c)(i), the Agent shall be authorized, in its discretion, at any time that a Default or Event of Default exists or any conditions in Section 6 are not satisfied, to make Base Rate Revolving Loans ("Protective Advances") (a) up to an aggregate amount of $10,000,000 outstanding at any time, if the Agent deems such Revolving Loans necessary or desirable to preserve or protect any Collateral, or to enhance the collectibility or repayment of Obligations or (b) to pay any other amounts chargeable to the Obligors under any Loan Documents, including costs, fees, and expenses. All Protective Advances shall be Obligations, secured by the Collateral, and shall be treated for all purposes as Extraordinary Expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. The Requisite Lenders may at any time revoke the Agent's authorization to make further Protective Advances by written notice to the Agent. Absent such revocation, the Agent's determination that funding of a Protective Advance is appropriate shall be conclusive.

            2.1.7. Increase of Revolving Commitments.

                  (a) Upon notice to the Agent (who shall promptly notify the
            Lenders), the Borrowers may, from time to time, request an increase in the aggregate Revolving Commitments of the Lenders up to an aggregate of $175,000,000; provided that any such increase in the aggregate Revolving Commitments of the Lenders shall be in increments of $25,000,000. Any increase in the Revolving


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                                    Page 40

            Commitments hereunder is subject to approval by all of the Lenders. At the time of sending the notice referred to in the first sentence of this clause (a), the Borrowers (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond to such request. Each Lender shall respond within such time period to the Agent and shall indicate whether or not such Lender agrees to increase its Revolving Commitment and, if so, whether by an amount equal to or less than its Pro Rata amount of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment. The Agent shall notify the Borrowers and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrowers may also (i) request that one or more other Lenders, in their sole and absolute discretion, nonratably increase their Revolving Commitment(s), (ii) and/or invite additional Persons to become Lenders under the terms of this Agreement.

                  (b) If any Revolving Commitments are increased in accordance with this Section, the Agent and the Borrowers shall determine the effective date of such increase (the "Increase Effective Date"). The Agent and the Borrowers shall promptly confirm in writing to the Lenders the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower Agent shall deliver to the Agent an Officer's Certificate, dated as of the Increase Effective Date (in sufficient copies for each Lender) (i) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, (ii) certifying that before and after giving effect to such increase, the representations and warranties contained in Section 9 are true and correct on and as of the Increase Effective Date and no Default or Event of Default exists, and (iii) certifying that the aggregate amount of the Revolving Commitments, after giving effect to such increase, as of the Increase Effective Date may be borrowed hereunder and will not constitute a default or event of default under the Second Lien Credit Agreement or the Indentures. The Borrowers shall pay any commitment fees and other expenses incurred in connection with any such increase and shall prepay any LIBOR Revolving Loans outstanding on the Increase Effective Date (and pay any costs incurred in connection with such prepayment pursuant to
            Section 3.9) to the extent necessary to keep outstanding LIBOR Revolving Loans ratable with any revised Pro Rata percentages arising from any nonratable increase in the Revolving Commitments under this Section.

                  (c) This Section shall supersede any provisions in Section
            14.1 to the contrary.

      2.2.  Reserved.

      2.3.  Letter of Credit Facility.

            2.3.1. Issuance of Letters of Credit. The Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Termination Date (or until the Termination Date, if earlier), on the terms set forth herein, including the following:


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                                    Page 41

                  (a) Each Borrower acknowledges that the Issuing Bank's
            willingness to issue any Letter of Credit is conditioned upon the Issuing Bank's receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as the Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. The Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) the Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance and (ii) each LC Condition is satisfied. If the Issuing Bank receives written notice from a Lender at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, the Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until the Requisite Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, the Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

                  (b) Letters of Credit may be requested by a Borrower only (i)
            to support obligations of such Borrower incurred in the Ordinary Course of Business, on a standby basis or (ii) for other purposes as the Agent and the Lenders may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of the Issuing Bank.

                  (c) The Borrowers assume all risks of the acts, omissions, or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of the Agent, the Issuing Bank, or any Lender shall be responsible for (i) the existence, character, quality, quantity, condition, packing, value, or delivery of any goods purported to be represented by any Documents, (ii) any differences or variation in the character, quality, quantity, condition, packing, value, or delivery of any goods from that expressed in any Documents, (iii) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Documents or of any endorsements thereon, (iv) the time, place, manner, or order in which shipment of goods is made, (v) partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents, (vi) any deviation from instructions, delay, default, or fraud by any shipper or other Person in connection with any goods, shipment, or delivery, (vii) any breach of contract between a shipper or vendor and a Borrower,
            (viii) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone, or otherwise, (ix) errors in interpretation of technical terms, (x) the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof, (xi) or any consequences arising from causes beyond the control of the Issuing Bank, the Agent, or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of the Issuing Bank under the Loan Documents shall be cumulative. The Issuing Bank shall be fully subrogated to the rights and remedies of each


LOAN AND SECURITY AGREEMENT
            beneficiary whose claims against the Borrowers are discharged with proceeds of any Letter of Credit.

                  (d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, the Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, notice, or other communication in whatever form believed by the Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. The Issuing Bank may consult with and employ legal counsel, accountants, and other experts to advise it concerning its obligations, rights, and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. The Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected with reasonable care.

            2.3.2. Reimbursement; Participations.

                  (a) If the Issuing Bank honors any request for payment under a
            Letter of Credit, the Borrowers shall pay to the Issuing Bank, in Dollars on the same day (the "Reimbursement Date"), the amount paid by the Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolving Loans from the Reimbursement Date until payment by the Borrowers. The obligation of the Borrowers to reimburse the Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense, or other right that the Borrowers may have at any time against the beneficiary. Whether or not the Borrower Agent submits a Notice of Borrowing, the Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolving Loans in an amount necessary to pay all amounts due the Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolving Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

                  (b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to such Letter of Credit. If the Issuing Bank makes any payment under a Letter of Credit and the Borrowers do not reimburse such payment on the Reimbursement Date, the Agent shall promptly notify the Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to the Agent, for the benefit of the Issuing Bank, such Lender's Pro Rata share of such payment. Upon request by a Lender, the Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.


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                                    Page 43

                  (c) The obligation of each Lender to make payments to the
            Agent for the account of the Issuing Bank in connection with the Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional, and irrevocable, not subject to (i) any counterclaim, setoff, qualification, or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents,
            (ii) any draft, certificate, or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or (iii) the existence of any setoff or defense that any Obligor may have with respect to any Obligations. The Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. The Issuing Bank does not make to the Lenders any express or implied warranty, representation, or guaranty with respect to the Collateral, the LC Documents, or any Obligor. The Issuing Bank shall not be responsible to any Lender for (x) any recitals, statements, information, representations, or warranties contained in, or for the execution, validity, genuineness, effectiveness, or enforceability of any LC Documents, (y) the validity, genuineness, enforceability, collectibility, value, or sufficiency of any Collateral or the perfection of any Lien therein (z) or the assets, liabilities, financial condition, results of operations, business, creditworthiness, or legal status of any Obligor.

                  (d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of such Issuing Bank Indemnitee's actual gross negligence or willful misconduct. The Issuing Bank shall not have any liability to any Lender if the Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from the Requisite Lenders.

            2.3.3. Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Termination Date, or (d) within ten days prior to the Termination Date, then the Borrowers shall, at the Issuing Bank's or the Agent's request, pay to the Issuing Bank the amount of all outstanding LC Obligations and Cash Collateralize all outstanding Letters of Credit. If the Borrowers fail to Cash Collateralize outstanding Letters of Credit as required herein, the Lenders may (and shall upon direction of the Agent) advance, as Revolving Loans, the amount of the Cash Collateral required (whether or not the Revolving Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied).


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SECTION 3.  INTEREST, FEES, AND CHARGES

      3.1.  Interest.

            3.1.1. Rates and Payment of Interest.

                  (a) The Obligations shall bear interest (i) if a Base Rate
            Revolving Loan, at the Base Rate in effect from time to time, plus the Applicable Margin, (ii) if a LIBOR Revolving Loan, at Adjusted LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolving Loans. Interest shall accrue from the date the Revolving Loan is advanced or the Obligation is incurred or payable, until paid by the Borrowers. If a Revolving Loan is repaid on the same day made, one day's interest shall accrue.

                  (b) During an Insolvency Proceeding with respect to any
            Borrower, or during the existence of any other Event of Default if the Agent or the Requisite Lenders in their discretion so elect, the Obligations shall bear interest at the Default Rate. Each Borrower acknowledges that the cost and expense to the Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate the Agent and the Lenders for such added cost and expense.

                  (c) Interest accrued on the Revolving Loans shall be due and payable in arrears, (i) on the first day of each month, (ii) on any date of prepayment, with respect to the principal of the Revolving Loans being prepaid, and (iii) on the Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

            3.1.2. Application of Adjusted LIBOR to Outstanding Revolving Loans.

                  (a) The Borrowers may on any Business Day, subject to
            submission of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Revolving Loans to, or to continue any LIBOR Revolving Loan at the end of its Interest Period as, a LIBOR Revolving Loan. During any Event of Default, the Agent may (and shall at the direction of the Requisite Lenders) declare that no Revolving Loan may be made, converted, or continued as a LIBOR Revolving Loan.

                  (b) Whenever the Borrowers desire to convert or continue
            Revolving Loans as LIBOR Revolving Loans, the Borrower Agent shall submit a Notice of Conversion/Continuation to the Agent no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, the Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable and shall specify the


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            aggregate principal amount of Revolving Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Revolving Loans, the Borrowers shall have failed to submit a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Revolving Loans into Base Rate Revolving Loans.

            3.1.3. Interest Periods. In connection with the making, conversion, or continuation of any LIBOR Revolving Loans, the Borrowers shall select an interest period ("Interest Period") to apply, which interest period shall be one, two, or three months; provided that:

                  (a) the Interest Period shall commence on the date the
            Revolving Loan is made or continued as, or converted into, a LIBOR Revolving Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

                  (b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month, and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

                  (c) no Interest Period shall extend beyond the Termination
            Date.

            3.1.4. Interest Rate Not Ascertainable. If the Agent shall determine that on any date for determining the Adjusted LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then the Agent shall immediately notify the Borrowers of such determination. Until the Agent notifies the Borrowers that such circumstance no longer exists, the obligation of the Lenders to make LIBOR Revolving Loans shall be suspended, and no further Revolving Loans may be converted into or continued as LIBOR Revolving Loans.

      3.2.  Fees.

            3.2.1. Unused Line Fee. The Borrowers shall pay to the Agent, for the Pro Rata benefit of the Lenders, a fee equal to the per annum percentage specified in the definition of Applicable Margin with respect to the unused line fee multiplied by the amount by which the Revolving Commitments exceed the average daily balance of Revolving Loans and stated amount of Letters of Credit during each month. Such fee shall be payable in arrears, on the first Business Day of each month and on the Termination Date.

            3.2.2. LC Facility Fees. The Borrowers shall pay (a) to the Agent, for the Pro Rata benefit of the Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolving Loans, multiplied by the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first Business Day of each month,


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
      (b) to the Agent, for its own account, a fronting fee of 0.25% per annum, multiplied by the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first Business Day of each month, and (c) to the Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer, and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) preceding shall be equal to the Applicable Margin in effect for LIBOR Revolving Loans, plus 2.00% per annum, multiplied by the average daily stated amount of Letters of Credit.

            3.2.3. Agent Fees. In consideration of the Agent's syndication of the Revolving Commitments and service as the Agent hereunder, the Borrowers shall pay to the Agent, for its own account, the fees described in the Fee Letter.

      3.3. Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by the Agent of any interest, fees, or interest rate hereunder shall be final, conclusive, and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance, or detention of money. A certificate as to amounts payable by the Borrowers under Section 3.4, Section 3.6, Section 3.7, Section 3.9, or Section 5.9, submitted to the Borrowers by the Agent or the affected Lender, as applicable, shall be final, conclusive, and binding for all purposes, absent manifest error.

      3.4. Reimbursement Obligations. The Borrowers shall reimburse the Agent for all Extraordinary Expenses incurred by it. The Borrowers shall also reimburse the Agent for all accounting, appraisal, consulting, reasonable legal, and other fees, costs, and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof, (b) administration of and actions relating to any Collateral, Loan Documents, and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Agent's Liens on any Collateral, to maintain any insurance required hereunder, or to verify Collateral, and (c) subject to the limits of Section 10.1.1(b), each inspection, audit, or appraisal with respect to any Obligor or Collateral. All amounts reimbursable by the Borrowers under this Section shall constitute Obligations secured by the Collateral and shall be payable on demand.

      3.5. Illegality. Notwithstanding anything to the contrary herein, if (a) any change in any law or interpretation thereof by any Governmental Authority makes it unlawful for a Lender to make or maintain a LIBOR Revolving Loan or to maintain any Revolving Commitment with respect to LIBOR Revolving Loans or (b) a Lender determines that the making or continuance of a LIBOR Revolving Loan has become impracticable as a result of a circumstance that adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give notice thereof (which notice shall include supporting documentation) to the Agent and the Borrowers and may (y) declare that LIBOR Revolving Loans will not thereafter be made by such Lender, whereupon any request for a LIBOR Revolving Loan from such Lender


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
shall be deemed to be a request for a Base Rate Revolving Loan unless such Lender's declaration has been withdrawn (and it shall be withdrawn promptly upon cessation of the circumstances described in clause (a) or clause (b) preceding) and/or (z) require that all outstanding LIBOR Revolving Loans made by such Lender be converted to Base Rate Revolving Loans immediately, in which event all outstanding LIBOR Revolving Loans of such Lender shall be immediately converted to Base Rate Revolving Loans.

      3.6. Increased Costs. If, by reason of (y) the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in any law or interpretation thereof or
(z) the compliance with any guideline or request from any Governmental Authority or other Person exercising control over banks or financial institutions generally (whether or not having the force of law):

            (a) a Lender shall be subject to any Tax with respect to any LIBOR Revolving Loan or Letter of Credit or its obligation to make LIBOR Revolving Loans, issue Letters of Credit, or participate in LC Obligations, or a change shall result in the basis of taxation of any payment to a Lender with respect to its LIBOR Revolving Loans or its obligation to make LIBOR Revolving Loans, issue Letters of Credit, or participate in LC Obligations (except for Excluded Taxes); or

            (b) any reserve (including any imposed by the Board of Governors), special deposits, or similar requirement against assets of, deposits with, or for the account of, or credit extended by, a Lender shall be imposed or deemed applicable, or any other condition affecting a Lender's LIBOR Revolving Loans or obligation to make LIBOR Revolving Loans, issue Letters of Credit, or participate in LC Obligations shall be imposed on such Lender or the London interbank market;

and as a result there shall be an increase in the cost to such Lender of agreeing to make or making, funding, or maintaining LIBOR Revolving Loans, Letters of Credit, or participations in LC Obligations (except to the extent already included in determination of the Adjusted LIBOR), or there shall be a reduction in the amount receivable by such Lender, then the Lender shall promptly notify the Borrowers and the Agent of such event (which notice shall include supporting documentation), and the Borrowers shall, within ten days following demand therefor, pay such Lender the amount of such increased costs or reduced amounts. If a Lender determines that, because of circumstances described above or any other circumstances arising hereafter affecting such Lender, the London interbank market or such Lender's position in such market, the Adjusted LIBOR or its Applicable Margin, as applicable, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Revolving Loans, issuing Letters of Credit, or participating in LC Obligations, then (A) such Lender shall promptly notify the Borrowers and the Agent of such event (which notice shall include supporting documentation), (B) such Lender's obligation to make LIBOR Revolving Loans, issue Letters of Credit, or participate in LC Obligations shall be immediately suspended, until each condition giving rise to such suspension no longer exists, and (C) such Lender shall make a Base Rate Revolving Loan as part of any requested Borrowing of LIBOR Revolving Loans, which Base Rate Revolving Loan shall, for all purposes, be considered part of such Borrowing.


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

         3.7. Capital Adequacy. If a Lender determines that any introduction of or any change in a Capital Adequacy Regulation, any change in the interpretation or administration of a Capital Adequacy Regulation by a Governmental Authority charged with interpretation or administration thereof, or any compliance by such Lender or any Person controlling such Lender with a Capital Adequacy Regulation, increases the amount of capital required or expected to be maintained by such Lender or Person (taking into consideration its capital adequacy policies and desired return on capital) as a consequence of such Lender's Revolving Commitments, Revolving Loans, participations in LC Obligations, or other obligations under the Loan Documents, then the Borrowers shall, within ten days following demand therefor, pay such Lender an amount sufficient to compensate for such increase. A Lender's demand for payment shall set forth the nature of the occurrence giving rise to such compensation (which notice shall include supporting documentation) and a calculation of the amount to be paid. In determining such amount, the Lender may use any reasonable averaging and attribution method.

         3.8. Mitigation. Each Lender agrees that, upon becoming aware that it is subject to Section 3.5, Section 3.6, Section 3.7, or Section 5.9, it will take reasonable measures to reduce the Borrowers' obligations under such Sections, including funding or maintaining its Revolving Commitments or Revolving Loans through another office, as long as use of such measures would not adversely affect such Lender's Revolving Commitments, Revolving Loans, business, or interests, and would not be inconsistent with any internal policy or applicable legal or regulatory restriction.

         3.9. Funding Losses. If for any reason (other than default by a Lender)
(a) any Borrowing of, or conversion to, or continuation of, a LIBOR Revolving Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Revolving Loan occurs on a day other than the end of its Interest Period, or (c) the Borrowers fail to repay a LIBOR Revolving Loan when required hereunder, then the Borrowers shall pay to the Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. The Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Revolving Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Revolving Loans.

         3.10. Maximum Interest. In no event shall interest, charges, or other amounts that are contracted for, charged, or received by the Agent and the Lenders pursuant to any Loan Documents and that are deemed interest under Applicable Law ("interest") exceed the highest rate permissible under Applicable Law ("maximum rate"). If, in any month, any interest rate, absent the foregoing limitation, would have exceeded the maximum rate, then the interest rate for that month shall be the maximum rate and, if in a future month, that interest rate would otherwise be less than the maximum rate, then the rate shall remain at the maximum rate until the amount of interest actually paid equals the amount of interest which would have accrued if it had not been limited by the maximum rate. If, upon Full Payment of the Obligations, the total amount of interest actually paid under the Loan Documents is less than the total amount of interest that would, but for this Section, have accrued under the Loan Documents, then the Borrowers shall, to the extent permitted by Applicable Law, pay to the Agent, for the account of the Lenders,

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
(a) the lesser of (i) the amount of interest that would have been charged if the maximum rate had been in effect at all times or (ii) the amount of interest that would have accrued had the interest rate otherwise set forth in the Loan Documents been in effect, minus (b) the amount of interest actually paid under the Loan Documents. If a court of competent jurisdiction determines that the Agent or any Lender has received interest in excess of the maximum amount allowed under Applicable Law, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest (regardless of any erroneous application thereof by the Agent or any Lender), and upon Full Payment of the Obligations, any balance shall be refunded to the Borrowers. In determining whether any excess interest has been charged or received by the Agent or any Lender, all interest at any time charged or received from the Borrowers in connection with the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread in equal parts throughout the full term of the Obligations.

SECTION 4. LOAN ADMINISTRATION

         4.1. Manner of Borrowing and Funding Revolving Loans.

                  4.1.1. Notice of Borrowing.

                           (a) Whenever the Borrowers desire funding of a
                  Borrowing of Revolving Loans, the Borrower Agent shall submit a Notice of Borrowing to the Agent. Such notice must be received by the Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Revolving Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Revolving Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (w) the principal amount of the Borrowing, (x) the requested funding date (which must be a Business Day), (y) whether the Borrowing is to be made as Base Rate Revolving Loans or LIBOR Revolving Loans, and (z) in the case of LIBOR Revolving Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified).

                           (b) Unless payment is otherwise timely made by the
                  Borrowers, the becoming due of any Obligations (whether principal, interest, fees, or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral, and Bank Product Debt) shall be deemed irrevocably to be a request (without any requirement for a Notice of Borrowing) for Base Rate Revolving Loans on the due date, in the amount of such Obligations. The proceeds of such Revolving Loans shall be disbursed as direct payment of the relevant Obligation.

                           (c) If the Borrowers establish a controlled
                  disbursement account with the Agent or any Affiliate of the Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request (without any requirement for a Notice of Borrowing) for Base Rate Revolving Loans on the

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
                  date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolving Loans may be disbursed directly to the controlled disbursement account.

                           (d) Neither the Agent nor any Lender shall have any
                  obligation to the Borrowers to honor any deemed request for a Revolving Loan on or after the Termination Date, when an Overadvance exists or would result therefrom, or when any condition in Section 6 is not satisfied, but may do so in their discretion, without being deemed to have waived any Default or Event of Default.

                  4.1.2. Fundings by the Lenders. Each Lender shall timely honor its Revolving Commitment by funding its Pro Rata share of each Borrowing of Revolving Loans that is properly requested hereunder. The Agent shall endeavor to notify the Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Revolving Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Revolving Loans. Each Lender shall fund to the Agent such Lender's Pro Rata share of the Borrowing to the account specified by the Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless the Agent's notice is received after the times provided above, in which event each Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from the Lenders, the Agent may make the proceeds of the Revolving Loans available to the Borrowers by disbursing same to the Designated Account. Unless the Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, the Agent may assume that such Lender has deposited or promptly will deposit its share with the Agent, and the Agent may disburse a corresponding amount to the Borrowers. If a Lender's share of any Borrowing is not in fact received by the Agent, then the Borrowers agree to repay to the Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

                  4.1.3. Agent Advances; Settlement.

                           (a) The Agent may, but shall not be obligated to,
                  advance Agent Advances to the Borrowers out of the Agent's own funds unless the funding is specifically required to be made by all Lenders hereunder. Each Agent Advance shall constitute a Revolving Loan for all purposes, except that payments thereon shall be made to the Agent for its own account. The obligation of the Borrowers to repay Agent Advances shall be evidenced by the records of the Agent and need not be evidenced by any promissory note. Agent Advances shall be immediately due and payable by the Borrowers at any time on demand by the Agent in its discretion, whether due to the failure of any Lender to make settlement on a settlement date as provided below or for any other reason.

                           (b) To facilitate administration of the Revolving
                  Loans, the Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with

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
                  respect to Agent Advances and other Revolving Loans may take place periodically on a date determined from time to time by the Agent, which shall occur at least once every five Business Days. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by the Agent to the Lenders. Between settlement dates, the Agent may in its discretion apply payments on Revolving Loans to Agent Advances, regardless of any designation by any Borrower or any provision herein to the contrary. Each Lender's obligation to make settlements with the Agent is absolute and unconditional, without offset, counterclaim, or other defense, and whether or not the Revolving Commitments have terminated, an Overadvance exists, or the conditions in
                  Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Agent Advances may not be settled among the Lenders hereunder, then each Lender shall be deemed to have purchased from the Agent a Pro Rata participation in each unpaid Agent Advance and shall transfer the amount of such participation to the Agent, in immediately available funds, within one Business Day after the Agent's request therefor.

                  4.1.4. Telephonic Notices. Each Borrower authorizes the Agent and the Lenders to extend Base Rate Revolving Loans and transfer funds to or on behalf of the Borrowers based on telephonic instructions. If requested by the Agent, the Borrowers shall confirm each such telephonic request by prompt submission to the Agent of a Notice of Borrowing or other written request, as applicable. If any Notice of Borrowing or other written request submitted to the Agent differs in any material respect from the action taken by the Agent or the Lenders, the records of the Agent and the Lenders shall govern. Neither the Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of the Agent or any Lender acting upon its understanding of telephonic instructions from a person believed in good faith by the Agent or any Lender to be a person authorized to give such instructions on a Borrower's behalf. The Agent may in its sole discretion refuse to act upon any telephonic instructions received from the Borrower Agent or any Borrower.

         4.2. Defaulting Lender. If a Lender fails to make any payment to the Agent that is required hereunder, the Agent may (but shall not be required to), in its discretion, retain payments that would otherwise be made to such defaulting Lender hereunder, apply the payments to such Lender's defaulted obligations, or readvance the funds to the Borrowers in accordance with this Agreement. The failure of any Lender to fund a Revolving Loan or to make a payment in respect of a LC Obligation shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for default by another Lender. The Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a defaulting Lender's right to vote on matters relating to the Loan Documents and to share in payments, fees, and Collateral proceeds thereunder, a defaulting Lender shall not be deemed to be a "Lender" until all its defaulted obligations have been cured.

         4.3. Number and Amount of LIBOR Revolving Loans; Determination of Rate. For ease of administration, all LIBOR Revolving Loans having the same length and beginning date

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
of their Interest Periods shall be aggregated together, and such Revolving Loans shall be allocated among the Lenders on a Pro Rata basis. No more than three aggregated LIBOR Revolving Loans may be outstanding at any time, and each aggregate LIBOR Revolving Loan when made, continued, or converted shall be in a minimum amount of $5,000,000, or a multiple of $1,000,000 in excess thereof. Upon determining Adjusted LIBOR for any Interest Period requested by the Borrowers, the Agent shall promptly notify the Borrowers thereof by telephone or electronically and, if requested by the Borrowers, shall confirm any telephonic notice in writing.

         4.4. Borrower Agent. Each Borrower hereby designates Amkor (the "Borrower Agent") as its representative and agent for all purposes under the Loan Documents, including (a) requests for Revolving Loans and Letters of Credit, (b) designation of interest rates, (c) delivery or receipt of communications with the Agent, the Issuing Bank, or any Lender, (d) preparation and delivery of Borrowing Base Certificates and financial reports, (e) receipt and payment of Obligations, (f) requests for waivers, amendments, or other accommodations, (g) actions under the Loan Documents (including in respect of compliance with covenants), and (h) all other dealings with the Agent, the Issuing Bank, or any Lender. The Borrower Agent hereby accepts such appointment. The Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing or any Notice of Conversion/Continuation) delivered by the Borrower Agent on behalf of any Borrower. The Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Agent on behalf of such Borrower. The Agent shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement, or undertaking made on its behalf by the Borrower Agent shall be binding upon and enforceable against it.

         4.5. One Obligation. The Revolving Loans, LC Obligations, and other Obligations shall constitute one general obligation of the Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by the Agent's Lien upon all Collateral; provided that the Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

         4.6. Effect of Termination. On the effective date of any termination of the Revolving Commitments, all Obligations shall be immediately due and payable, and Bank of America and its Affiliates may terminate their respective Bank Products (including, with the consent of the Agent, any Cash Management Services). All undertakings of the Borrowers contained in the Loan Documents shall survive any termination, and the Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, the Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages the Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, the Agent receives (a) a written agreement, executed by the Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying the Agent and the Lenders from any such damages or (b) such Cash Collateral as the Agent, in its discretion, deems necessary to protect against any such damages. The provisions of Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 12,

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14.2, 14.3, and this Section shall survive Full Payment of the Obligations and
(unless expressly provided) any release relating to this credit facility.

         SECTION 5. PAYMENTS

         5.1. General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim, or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. The Borrowers may, at the time of payment, specify to the Agent the Obligations to which such payment is to be applied, but the Agent shall in all events retain the right to apply such payment in such manner as the Agent, subject to the provisions hereof, may determine to be appropriate. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a LIBOR Revolving Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Revolving Loans shall be applied first to Base Rate Revolving Loans and then to LIBOR Revolving Loans.

         5.2. Repayment of Revolving Loans. Revolving Loans shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder. Revolving Loans may be prepaid from time to time, without penalty or premium. At all times after the occurrence of an Event of Default, to the extent any Revolving Loans are outstanding, the Borrowers shall remit to the Agent for application to the Obligations the Net Proceeds of any disposition of Collateral received by such Borrower. Notwithstanding anything herein to the contrary, if an Overadvance exists, the Borrowers shall, on the sooner of the Agent's demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolving Loans in an amount sufficient to reduce the principal balance of Revolving Loans to the Borrowing Base.

         5.3. Reserved.

         5.4. Payment of Other Obligations. Obligations other than Revolving Loans, including LC Obligations and Extraordinary Expenses, shall be paid by the Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

         5.5. Marshaling; Payments Set Aside. None of the Agent or the Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any Obligor makes a payment to the Agent or the Lenders, or if the Agent or any Lender receives payment from the proceeds of Collateral, exercise of setoff, or otherwise, and such payment is subsequently invalidated or required to be repaid to a trustee, receiver, or any other Person, then the Obligations originally intended to be satisfied, and all Liens, rights, and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.

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         5.6. Post-Default Allocation of Payments.

                  5.6.1. Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by the Obligors, realization on Collateral, or otherwise, shall be allocated as follows:

                           (a) first, to all fees and expenses, including
                  Extraordinary Expenses, owing to the Agent;

                           (b) second, to all amounts owing to the Agent on
                  Agent Advances or Protective Advances, or to the Issuing Bank on LC Obligations;

                           (c) third, to all Obligations constituting fees
                  (excluding amounts relating to Bank Products);

                           (d) fourth, to all Obligations constituting interest
                  (excluding amounts relating to Bank Products);

                           (e) fifth, to provide Cash Collateral for outstanding
                  Letters of Credit;

                           (f) sixth, to all other Obligations, other than Bank
                  Product Debt; and

                           (g) last, to Bank Product Debt.

         Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in this Section are solely to determine the rights and priorities of the Agent and the Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.

                  5.6.2. Erroneous Application. The Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

         5.7. Application of Payments. At all times after the occurrence of an Event of Default, the ledger balance in any Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds pursuant to this Section 5.7, and agrees that the Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as the Agent deems advisable, notwithstanding any entry by the Agent in its records. If, as a result of the Agent's receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of the Borrowers and shall be made available to the Borrowers as long as no Event of Default exists.

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         5.8. Loan Account; Account Stated.

                  5.8.1. Loan Account. The Agent shall maintain in accordance with its usual and customary practices an account or accounts ("Loan Account") evidencing the Indebtedness of the Borrowers resulting from each Revolving Loan or issuance of a Letter of Credit from time to time, including the amount of principal and interest payable and outstanding LC Obligations. Any failure of the Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder. The Agent may maintain a single Loan Account in the name of the Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

                  5.8.2. Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies the Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

         5.9. Gross Up for Taxes. If the Borrowers shall be required by Applicable Law to withhold or deduct any Taxes (except Excluded Taxes) from or in respect of any sum payable under any Loan Documents, (a) the sum payable to the Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, the Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) the Borrowers shall make such withholding or deductions, and (c) the Borrowers shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with Applicable Law. If the Agent or any Lender determines that it has received a refund, credit, or other reduction of taxes in respect of any Taxes paid by the Borrowers pursuant to this Section, such Person shall, within 30 days from the date of receipt of such refund or filing of the tax return giving rise to such credit or other reduction, pay over the amount of the refund, credit, or tax reduction to the Borrowers (but only to the extent of Taxes paid by the Borrowers pursuant to this Section), net of all out-of-pocket expenses of such Person and without interest (other than interest paid by the relevant taxing authority with respect to a refund).

         5.10. Withholding Tax Exemption. At least five Business Days prior to the first date for payment of interest or fees hereunder to a Foreign Lender, the Foreign Lender shall deliver to the Borrowers and the Agent two duly completed copies of IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor), certifying that such Lender can receive payment of Obligations without deduction or withholding of any United States federal income taxes. Each Foreign Lender shall deliver to the Borrowers and the Agent two additional copies of such form before the preceding form expires or becomes obsolete or after the occurrence of any event requiring a change in the form, as well as any amendments, extensions, or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case, certifying that the Foreign Lender can receive payment of Obligations without deduction or withholding of any such taxes, unless an event (including any change in treaty or law) has occurred that renders

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such forms inapplicable or prevents the Foreign Lender from certifying that it can receive payments without deduction or withholding of such taxes. During any period that a Foreign Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by reason of an event (including any change in treaty or law) that occurs after it becomes a Lender, the Agent may withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates, and the Borrowers shall not be required to pay any additional amounts under this Section as a result of such withholding.

         5.11. Nature and Extent of Each Borrower's Liability.

                  5.11.1. Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Agent and the Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination, or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument, or agreement to which any Obligor is or may become a party or liable, (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent, or indulgence of any kind by the Agent or any Lender with respect thereto, (c) the existence, value, or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by the Agent or any Lender in respect thereof (including the release of any security or guaranty), (d) the insolvency of any Obligor, (e) any election by the Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a Lien by any other Borrower as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise, (g) the disallowance of any claims of the Agent or any Lender against any Obligor for the repayment of any Obligations under
         Section 502 of the Bankruptcy Code or otherwise, or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

                  5.11.2. Waivers.

                           (a) Each Borrower expressly waives all rights that it
                  may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Agent or the Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. It is agreed among each Borrower, the Agent, and the Lenders that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the Agent and the Lenders would decline to make Revolving Loans and issue Letters of Credit. Notwithstanding anything to the contrary in any Loan Document, and except as set forth in Section 5.11.3,

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
                  each Borrower expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, or set off, as well as all defenses available to a surety, guarantor, or accommodation co-obligor. Each Borrower acknowledges that its guaranty pursuant to this
                  Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

                           (b) The Agent and the Lenders may, in their
                  discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in the exercise of any rights or remedies, the Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or otherwise, each Borrower consents to such action by the Agent or such Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had but for such action. Any election of remedies that results in denial or impairment of the right of the Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower's rights of subrogation against any other Person. If the Agent bids at any foreclosure or trustee's sale or at any private sale, the Agent may bid all or a portion of the Obligations and the amount of such bid need not be paid by the Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

                  5.11.3. Extent of Liability; Contribution.

                           (a) Notwithstanding anything herein to the contrary,
                  each Borrower's liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below and (ii) such Borrower's Allocable Amount.

                           (b) If any Borrower makes a payment under this
                  Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that

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                  such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower's Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The "Allocable Amount" for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section
                  5.11 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

                           (c) Nothing contained in this Section 5.11 shall
                  limit the liability of any Borrower to pay Revolving Loans made directly or indirectly to that Borrower (including Revolving Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower's business, and all accrued interest, fees, expenses, and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. The Agent and the Lenders shall have the right, at any time in their discretion, to condition Revolving Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Revolving Loans and Letters of Credit to such Borrower.

                  5.11.4. Joint Enterprise. Each Borrower has requested that the Agent and the Lenders make the credit facility established hereunder available to the Borrowers on a combined basis, in order to finance the Borrowers' business most efficiently and economically. The Borrowers' business is a mutual and collective enterprise, and the Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with the Lenders, all to the mutual advantage of the Borrowers. The Borrowers acknowledge and agree that the Agent's and the Lenders' willingness to extend credit to the Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to the Borrowers and at the Borrowers' request.

                  5.11.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution, and indemnity, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6. CONDITIONS PRECEDENT

         6.1. Conditions Precedent to Initial Revolving Loans. In addition to the conditions set forth in Section 6.2, the Lenders shall not be required to fund any requested Revolving Loan, issue any Letter of Credit, or otherwise extend credit to the Borrowers hereunder, unless each of the following conditions has been satisfied:

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                  (a) Appropriate Notes shall have been executed by the
         Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document, including the Intercreditor Agreement and the Mortgage, shall have been duly executed and delivered to the Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

                  (b) The Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to the Agent, including UCC financing statements which terminate or amend existing financing statements covering the Collateral (excluding any such financing statements in favor of the "Administrative Agent" as defined in the Second Lien Credit Agreement), all of such financing statements, amendments, and terminations (taken as a whole) indicating that the Agent's Liens are the only Liens upon the Collateral, other than Permitted Liens.

                  (c) To the extent requested by the Agent, the Agent shall have received duly executed Lien Waivers from each landlord where any material amount of Collateral is maintained or held.

                  (d) To the extent requested by the Agent, the Agent shall have received duly executed Deposit Account Control Agreements with respect to any of the Borrowers' Deposit Accounts.

                  (e) The Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Revolving Loans and transactions hereunder, (i) such Borrower is Solvent, (ii) no Default or Event of Default exists, (iii) the representations and warranties set forth in Section 9 are true and correct, and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

                  (f) The Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this credit facility, and (iii) to the title, name, and signature of each Person authorized to sign the Loan Documents. The Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

                  (g) The Agent shall have received a written opinion of Wilson Sonsini Goodrich & Rosati, P.C., as well as any local counsel to the Borrowers, each in form and substance satisfactory to the Agent.

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                  (h) The Agent shall have received copies of the charter
         documents of each Obligor, certified as appropriate by the Secretary of State or another official of such Obligor's jurisdiction of organization. The Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

                  (i) The Agent shall have received copies of policies and certificates of insurance for the property, casualty, and liability insurance policies carried by the Borrowers, all in compliance with the Loan Documents.

                  (j) The Agent shall have completed its legal due diligence of the Obligors with results satisfactory to the Agent.

                  (k) No material adverse change in the financial condition of any Obligor or in the value of any Collateral shall have occurred since September 30, 2005.

                  (l) The Borrowers shall have paid all fees and expenses to be paid to the Agent and the Lenders on the Closing Date.

                  (m) Upon giving effect to the initial funding of Revolving Loans and issuance of Letters of Credit, and the payment by the Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $68,000,000 taking into account all contractual limitations on the Borrowers' ability to incur Indebtedness.

         6.2. Conditions Precedent to All Credit Extensions. The Agent, the Issuing Bank, and the Lenders shall not be required to fund any Revolving Loans, arrange for issuance of any Letters of Credit, or grant any other accommodation to or for the benefit of the Borrowers, unless the following conditions are satisfied:

                  (a) no Default or Event of Default shall exist at the time of, or result from, such funding, issuance, or grant;

                  (b) the representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance, or grant (except for representations and warranties that expressly relate to an earlier date);

                  (c) all conditions precedent set forth in Section 6.1 and any other Loan Document shall have been satisfied;

                  (d) no event shall have occurred or circumstance exist that has resulted in a Material Adverse Effect; and

                  (e) with respect to issuance of a Letter of Credit, the LC Conditions shall have been satisfied.

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Each request (or deemed request) by the Borrowers for funding of a Revolving
Loan, issuance of a Letter of Credit, or grant of an accommodation shall constitute a representation by the Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance, or grant. As an additional condition to any funding, issuance, or grant, the Agent shall have received such other information, documents, instruments, and agreements as it deems appropriate in connection therewith.

         6.3. Limited Waiver of Conditions Precedent. If the Agent, the Issuing Bank, or the Lenders fund any Revolving Loans, arrange for issuance of any Letters of Credit, or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of the Agent, the Issuing Bank, and the Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance, or grant nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7. COLLATERAL

         7.1. Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all personal Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and, unless noted otherwise, wherever located:

                  (a) all Accounts;

                  (b) all Chattel Paper, including electronic chattel paper;

                  (c) all Commercial Tort Claims;

                  (d) all Deposit Accounts;

                  (e) all Documents;

                  (f) all General Intangibles, including Payment Intangibles, Software, and Intellectual Property;

                  (g) all Goods, including Inventory, Equipment, and fixtures;

                  (h) all Instruments, excluding any notes or other instruments payable to such Borrower from any Foreign Subsidiary;

                  (i) all Investment Property, excluding Equity Interests of Foreign Subsidiaries and Equity Interests of the Excluded Domestic Subsidiaries;

                  (j) all Letter-of-Credit Rights;

                  (k) all Supporting Obligations;

                  (l) all Owned Real Estate;

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                  (m) all monies, whether or not in the possession or under the control of the Agent, a Lender, or a bailee or Affiliate of the Agent or a Lender, including any Cash Collateral;

                  (n) all accessions to, substitutions for, and all replacements and products, of the foregoing;

                  (o) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and computer records) pertaining to the foregoing; and

                  (p) all proceeds of any of the foregoing Collateral described in clause (a) through clause (o) preceding in whatever form (excluding specifically in any such case, any notes or other instruments payable to such Borrower from any Foreign Subsidiary and Equity Interests of Foreign Subsidiaries and Equity Interests of the Excluded Domestic Subsidiaries), including, but not limited to, cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood, and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds, and tort claim proceeds.

         7.2. Lien on Deposit Accounts; Cash Collateral.

                  7.2.1. Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all of such Borrower's right, title, and interest in and to each Deposit Account of such Borrower and any deposits or other sums at any time credited to any such Deposit Account, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each Borrower authorizes and directs each bank or other depository to deliver to the Agent upon its written demand therefor, made at any time that an Event of Default exists and without notice to such Borrower (such notice being hereby waived), all balances in each Deposit Account maintained by such Borrower with such depository for application to the Obligations then outstanding. Each Borrower irrevocably appoints the Agent as such Borrower's attorney-in-fact to collect such balances to the extent any such delivery is not so made.

                  7.2.2. Cash Collateral. Any Cash Collateral may be invested, in the Agent's discretion, in Cash Equivalents, but the Agent shall have no duty to do so, regardless of any agreement, understanding, or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. Each Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in the Cash Collateral Account or elsewhere. The Agent may apply Cash Collateral to the payment of any Obligations, in such order as the Agent may elect, as they become due and payable. The Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of the Agent. No Borrower or other Person

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         claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

         7.3. Real Estate Collateral. The Obligations shall also be secured by the Mortgage upon the Owned Real Estate. The Mortgage shall be duly recorded, at the Borrowers' expense, in the office where such recording is required to constitute a fully perfected Lien on the Owned Real Estate.

         7.4. Other Collateral.

                  7.4.1. Commercial Tort Claims. The Borrowers shall promptly notify the Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $500,000) and, upon the Agent's request, shall promptly execute such documents and take such actions as the Agent deems appropriate to confer upon the Agent (for the benefit of the Secured Parties) a duly perfected, first priority Lien upon such claim.

                  7.4.2. Certain After-Acquired Collateral. The Borrowers shall promptly notify the Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property, or Letter-of-Credit Rights and, upon the Agent's request, shall promptly execute such documents and take such actions as the Agent deems appropriate to effect the Agent's duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement, or Lien Waiver. If any Collateral is in the possession of a third party, at the Agent's request, the Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of the Agent.

         7.5. No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject the Agent or any Lender to, or in any way modify, any obligation or liability of the Borrowers relating to any Collateral.

         7.6. Further Assurances. Promptly upon request, the Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as the Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral. Each Borrower authorizes the Agent to file any financing statement that indicates the Collateral as "all assets" or "all personal property" of such Borrower, or words to similar effect, and ratifies any action taken by the Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8. COLLATERAL ADMINISTRATION

         8.1. Borrowing Base Certificates. By the fifteenth day of each calendar month, or more frequently as the Agent may request, the Borrowers shall deliver to the Agent (and the Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate prepared as of the last day of the preceding calendar month. All calculations of Availability in any Borrowing Base Certificate shall originally be made by the Borrowers and certified by a Senior Officer of the Borrower Agent or such other officer of the Borrower Agent as may be acceptable to the

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Agent, provided that the Agent may from time to time review and adjust any such calculation (a) to reflect collections of Accounts received and (b) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect Reserves imposed by the Agent.

         8.2. Administration of Accounts.

                  8.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Agent, on such periodic basis as the Agent may request, a sales and collections report, in form satisfactory to the Agent. Each Borrower shall also provide to the Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, in form satisfactory to the Agent. Upon request of the Agent, the Borrowers will deliver to the Agent, for each of their respective Account Debtors, contact information, including names, addresses, and telephone numbers, in form satisfactory to the Agent. If Accounts in an aggregate face amount of $10,000,000 or more cease to be Eligible Accounts or Eligible Foreign Accounts, as applicable, the Borrowers shall notify the Agent of such occurrence promptly (and in any event within three Business Days) after any Borrower has knowledge thereof.

                  8.2.2. Taxes. If an Account of any Borrower includes a charge for any Taxes, the Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge the Borrowers therefor; provided that neither the Agent nor the Lenders shall be liable for any Taxes that may be due from the Borrowers or with respect to any Collateral.

                  8.2.3. Account Verification. Whether or not a Default or Event of Default exists, the Agent shall have the right at any time, in the name of the Agent, any designee of the Agent, or any Borrower, to verify the validity, amount, or any other matter relating to any Accounts of the Borrowers by mail, telephone, or otherwise. The Borrowers shall cooperate fully with the Agent in an effort to facilitate and promptly conclude any such verification process, and the Agent will, if any such verification is being conducted when no Event of Default exists, use reasonable efforts to inform the Borrower (by mail, telephone, or otherwise) that the Agent plans to conduct such verifications.

                  8.2.4. Maintenance of Dominion Account. The Borrowers shall maintain Dominion Accounts pursuant to arrangements acceptable to the Agent. To the extent requested by the Agent, the Borrowers shall obtain an agreement (in form and substance satisfactory to the Agent) from any lockbox servicer utilized by a Borrowers or the depository institution maintaining a Dominion Account (to the extent such depository institution is not the Agent), establishing the Agent's control over and Lien in such lockbox or Dominion Account, requiring immediate deposit of all remittances received in such lockbox to a Dominion Account or immediate transfer of all funds in such Dominion Account to the Agent for application to the Obligations, as applicable, and waiving offset rights of such servicer or bank against any funds collected in such lockbox or deposited into such Dominion Account, except offset rights for customary administrative charges. The Agent and the Lenders agree that the Agent's control over any lockbox or Dominion Account pursuant to this Section shall only be exercised after

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         the occurrence of an Event of Default. Each agreement with any lockbox servicer or depository maintaining a Dominion Account will provide that the Agent's authority to direct the deposit or transfer of funds received in such lockbox or deposited in such Dominion Account will not be effective until written notice is given by the Agent to such lockbox servicer or Dominion Account depository. Neither the Agent nor the Lenders assume any responsibility to the Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

                  8.2.5. Proceeds of Collateral. After the occurrence of an Event of Default, upon request of the Agent, the Borrowers shall request in writing and otherwise take all reasonable steps to ensure that all payments on Accounts and all proceeds of the sale of any other Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). After the occurrence of an Event of Default, if any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

         8.3. Administration of Inventory.

                  8.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory and shall submit to the Agent inventory reports in form reasonably satisfactory to the Agent (including a listing of the locations of the Borrowers' Inventory), concurrently with submission of each of the financial statements delivered to the Agent pursuant to Section 10.1.2(b) as of the last day of the preceding calendar month.

                  8.3.2. Maintenance. The Borrowers shall use, store, and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

         8.4. Administration of Equipment.

                  8.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions, and dispositions thereof, and shall submit to the Agent, on such periodic basis as the Agent may request, a current schedule thereof, in form satisfactory to the Agent.

                  8.4.2. Condition of Equipment. Each Borrower shall keep its material Equipment that is necessary for the operation of its business in good operating condition and repair, and make all necessary replacements and repairs so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver or similar instrument.

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         8.5. Administration of Deposit Accounts. Schedule 8.5 sets forth all
Deposit Accounts maintained by the Borrowers. Each Borrower shall take all actions necessary to establish the Agent's control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes, or employee benefits, or an account containing not more that $10,000 at any time). Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Agent) to have control over a Deposit Account or any Property deposited therein. Each Borrower shall promptly notify the Agent of any opening or closing of a Deposit Account.

         8.6. General Provisions.

                  8.6.1. Location of Equipment. All of the Borrowers' Equipment, other than de minimus amounts of Equipment as may be in the possession of employees and agents of the Borrowers, shall at all times be kept by the Borrowers at the business locations set forth in Schedule 8.6.1, except that UEI may move Equipment with an aggregate value of up to $1,600,000 without any prior notice to the Agent.

                  8.6.2. Insurance of Collateral; Condemnation Proceeds.

                           (a) Each Borrower shall maintain insurance with
                  respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks, in such amounts, with such endorsements, and with such insurers (rated A+ or better by Best Rating Guide) as are reasonably satisfactory to the Agent. All proceeds under each policy shall be payable to the Agent. From time to time upon request, the Borrowers shall deliver the originals or certified copies of its insurance policies to the Agent. Unless the Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing the Agent as loss payee or additional insured, as appropriate, (ii) requiring 30 days prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever, and (iii) specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for such insurance, the Agent may, at its option, but shall not be required to, procure the insurance and charge the Borrowers therefor. Each Borrower agrees to deliver to the Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, the Borrowers may settle, adjust, or compromise any insurance claim, as long as the proceeds are delivered to the Agent. If an Event of Default exists, only the Agent shall be authorized to settle, adjust, and compromise such claims.

                           (b) During the existence of an Event of Default, any
                  proceeds of insurance (other than proceeds from workers' compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to the Agent and applied to payment of the Obligations in accordance with the provisions of Section 5.6.1. Proceeds from any business interruption insurance may be used by the Borrowers in the Ordinary Course of Business.

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                  8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Agent to any Person to realize upon any Collateral, shall be borne and paid by the Borrowers. The Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whatsoever, but the same shall be at the Borrowers' sole risk.

                  8.6.4. Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and the Agent's Liens therein against all Persons, claims, and demands whatsoever, except Permitted Liens.

         8.7. Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints the Agent (and all Persons designated by the Agent) as such Borrower's true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. The Agent, or the Agent's designee, may, without notice and in either its or a Borrower's name, but at the cost and expense of the Borrowers:

                  (a) endorse a Borrower's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Agent's possession or control; and

                  (b) during an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand, and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts, (ii) settle, adjust, modify, compromise, discharge, or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral, (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Agent deems advisable, (iv) take control, in any manner, of any proceeds of Collateral, (v) prepare, file, and sign a Borrower's name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment, or satisfaction of Lien or similar document, (vi) receive, open, and dispose of mail addressed to a Borrower, and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate, (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory, or other Collateral, (viii) use a Borrower's stationery and sign its name to verifications of Accounts and notices to Account Debtors, (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral, (x) make and adjust claims under policies of insurance, (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker's acceptance for which a Borrower is a beneficiary, and (xii) take all other actions as the Agent deems appropriate to fulfill any Borrower's obligations under the Loan Documents.

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SECTION 9. REPRESENTATIONS AND WARRANTIES

         9.1. General Representations and Warranties. To induce the Agent and the Lenders to enter into this Agreement and to make available the Revolving Commitments, Revolving Loans, and Letters of Credit, each Borrower represents and warrants that:

                  9.1.1. Organization and Qualification. Each Borrower is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each Borrower is duly qualified, authorized to do business, and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver, and perform its Loan Documents. The execution, delivery, and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained, (b) contravene the Organic Documents of any Obligor, (c) violate or cause a default under any Applicable Law or Material Contract, or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

                  9.1.3. Enforceability. Each Loan Document is a legal, valid, and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

                  9.1.4. Capital Structure. Schedule 9.1.4 shows, for each Borrower and Subsidiary (a) its name, (b) its jurisdiction of organization, (c) as of the Closing Date, with respect to each Subsidiary, whether it is a Restricted Subsidiary or an Unrestricted Subsidiary, its authorized and issued Equity Interests, and the holders of its Equity Interests. Each Borrower has good title to its Equity Interests in its Subsidiaries, free of any Lien other than the Agent's Liens and Liens pursuant to the Second Lien Credit Agreement, and all such Equity Interests are duly issued, fully paid, and non-assessable.

                  9.1.5. Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Schedule 9.1.5A, no Borrower has been known as or used any corporate, fictitious, or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of the Borrowers as of the Closing Date are shown on Schedule 8.6.1. Except as shown on
         Schedule 9.1.5B, during the five years preceding the Closing Date, no Borrower has had any other office or place of business.

                  9.1.6. Title to Properties; Priority of Liens. Amkor has indefeasible title to the Owned Real Estate and each Borrower has good title (or valid interests in) all of its Property, including all Property reflected in any financial statements delivered to the Agent or the Lenders, in each case free of Liens except Permitted Liens. Each Borrower has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens or as are being Properly Contested. The Agent's

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         Liens in the Collateral, excluding any Lien on Collateral for which a certificate of title is issued and the Agent is not in possession of such certificate of title and listed as first lienholder thereon, are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over the Agent's Liens.

                  9.1.7. Accounts. The Agent may rely, in determining which Accounts are Eligible Accounts and Eligible Foreign Accounts, on all statements and representations made by the Borrowers with respect thereto. The Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account or an Eligible Foreign Account in a Borrowing Base Certificate, that:

                           (a) it is genuine and in all respects what it
                  purports to be, and is not evidenced by a judgment;

                           (b) it arises out of a completed, bona fide sale and
                  delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract, or other document relating thereto;

                           (c) it is for a sum certain, maturing as stated in
                  the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to the Agent on request;

                           (d) it is not subject to any offset, Lien (other than
                  the Agent's Lien and the Liens pursuant to the Second Lien Credit Agreement), deduction, defense, dispute, counterclaim, or other adverse condition except as arising in the Ordinary Course of Business and disclosed to the Agent, and it is absolutely owing by the Account Debtor, without contingency in any respect;

                           (e) no purchase order, agreement, document, or
                  Applicable Law restricts assignment of the Account to the Agent (regardless of whether, under the UCC, the restriction is ineffective);

                           (f) no extension, compromise, settlement,
                  modification, credit, deduction, or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to the Agent hereunder; and

                           (g) to the best of the Borrowers' knowledge, (i)
                  there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account and (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower's customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed or ceased doing business.

                  9.1.8. Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow, and shareholder's equity, as applicable, of the Borrowers that have been and are from time to time hereafter delivered to the Agent

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         and the Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of the Borrowers at the dates and for the periods indicated. Since September 30, 2005 there has been no change in the condition, financial or otherwise, of any Borrower that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to the Agent or the Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such financial statement not materially misleading. Each Borrower is Solvent.

                  9.1.9. Surety Obligations. No Borrower is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

                  9.1.10. Taxes. Each Borrower has filed all federal, state, and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income, and its Properties that are due and payable, except to the extent being Properly Contested or where the failure to do so could reasonably be expected to result in any liability in excess of $10,000,000. The provision for Taxes on the books of each Borrower is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

                  9.1.11. Brokers. There are no brokerage commissions, finder's fees, or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

                  9.1.12. Intellectual Property. Each Borrower owns or has the lawful right to use all Intellectual Property reasonably necessary for the conduct of its business, without conflict with any rights of others except for any such conflict that could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, (a) except as set forth in Schedule 9.1.17, there is no pending or threatened (in writing) Intellectual Property Claim with respect to any Borrower or any of their Intellectual Property, (b) except as disclosed on Schedule 9.1.12, no Borrower pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property, and (c) all Intellectual Property registered in the United States owned, used, or licensed by any Borrower is shown on Schedule 9.1.12.

                  9.1.13. Governmental Approvals. Each Borrower has, and is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease, and operate its Properties, in each case in all material respects. All necessary import, export, or other licenses, permits, or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Borrowers have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except, in each case, where such failure or noncompliance could not reasonably be expected to have a Material Adverse Effect.

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                  9.1.14. Compliance with Laws. Each Borrower has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no material citations, notices, or orders of noncompliance issued to any Borrower under any Applicable Law. To each Borrower's knowledge, no Inventory has been produced in violation of the FLSA.

                  9.1.15. Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.15, no Borrower's operations, Real Estate, or other Properties are subject to any federal, state, or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material, or environmental clean-up. No Borrower has received any Environmental Notice. No Borrower has any contingent liability with respect to any Environmental Release, environmental pollution, or hazardous material on any Real Estate now or previously owned, leased, or operated by it.

                  9.1.16. Burdensome Contracts. No Borrower is a party or subject to any contract, agreement, or charter restriction that could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Borrower is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

                  9.1.17. Litigation. Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Borrower's knowledge, threatened against any Borrower, or any of their businesses, operations, Properties, prospects, or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby, or (b) as of the Closing Date, could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower. No Borrower is in default with respect to any order, injunction, or judgment of any Governmental Authority.

                  9.1.18. No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of principal or interest with respect to any Borrowed Money. Except as could not reasonably be expected to result in a Material Adverse Effect, there is no basis upon which any party (other than a Borrower) could terminate a Material Contract prior to its scheduled termination date.

                  9.1.19. ERISA. Each Borrower is in full compliance with the requirements of all Applicable Law, including ERISA, relating to each Multiemployer Plan. No fact or situation exists that could reasonably be expected to result in a Material Adverse Effect in connection with any Multiemployer Plan. No Borrower has any withdrawal liability in connection with a Multiemployer Plan. As of the Closing Date, no Borrower has any liability with respect to the Foreign Plans in excess of the amount specified in Amkor's financial statements dated September 30, 2005 delivered to the Lenders, plus any

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         additional amount accrued in the Ordinary Course of Business since such date and additional amounts resulting from changes in currency exchange rates.

                  9.1.20. Trade Relations. There exists no actual or threatened termination or limitation of any business relationship between any Borrower and any customer or supplier, or any group of customers or suppliers, which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of any Borrower to conduct its business at any time hereafter in substantially the manner as conducted on the Closing Date.

                  9.1.21. Labor Relations. Except as described on Schedule 9.1.21, as of the Closing Date, no Borrower is party to or bound by any collective bargaining agreement. There are no material grievances, disputes, or controversies with any union or other organization of any Borrower's employees, or, to any Borrower's knowledge, any asserted or threatened strikes, work stoppages, or demands for collective bargaining.

                  9.1.22. Reserved.

                  9.1.23. Not a Regulated Entity. No Obligor is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, (b) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of either, within the meaning of the Public Utility Holding Company Act of 1935, or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Indebtedness.

                  9.1.24. Margin Stock. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Revolving Loan proceeds or Letters of Credit will be used by the Borrowers to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U, or X of the Board of Governors.

                  9.1.25. Plan Assets. No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any "plan" (within the meaning of Section 4975 of the Internal Revenue Code), and neither the execution of this Agreement nor the funding of any Revolving Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or
         Section 4975 of the Internal Revenue Code.

         9.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor when viewed together with Amkor's periodic reports filed under the Exchange Act and the rules and regulations promulgated thereunder fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to the Agent in writing or is included in its

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periodic reports filed under the Exchange Act and the rules and regulations promulgated thereunder that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

         10.1. Affirmative Covenants. For so long as any Revolving Commitments or Obligations are outstanding, each Borrower shall, and shall cause each other Obligor to keep the following covenants.

                  10.1.1. Inspections.

                           (a) Each Borrower shall, and shall cause each other
                  Obligor to, permit the Agent from time to time, subject to (except when a Default or Event of Default exists) reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Obligor, inspect, audit, and make extracts from any Borrower's or Subsidiary's books and records, and discuss with its officers, employees, agents, advisors, and independent accountants such Borrower's or Obligor's business, financial condition, assets, prospects, and results of operations. The Lenders may participate in any such visit or inspection, at their own expense. Neither the Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection or report with any Borrower.

                           (b) Each Borrower shall, and shall cause each Obligor
                  to, reimburse the Agent for all charges, costs, and expenses of the Agent in connection with examinations of any Obligor's books and records or any other financial or Collateral matters as the Agent deems appropriate. Subject to the foregoing, the Borrowers shall pay the Agent's standard charges ($850 per day as of the Closing Date) for each day that an employee of the Agent or its Affiliates is engaged in any examination activities.

                  10.1.2. Financial and Other Information. Each Borrower shall, and shall cause each Obligor to, keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions, and furnish to the Agent and the Lenders:

                           (a) as soon as available, and in any event upon the
                  earlier of 120 days after the end of each Fiscal Year or the filing of Amkor's annual report on Form 10-K, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow, and shareholders' equity for such Fiscal Year, on both a consolidated basis for Amkor and its Subsidiaries and on a consolidating basis for the Borrowers with respect to balance sheets and statements of income, which consolidated statements shall be certified by a firm of independent certified public accountants of recognized national standing selected by the Borrowers and acceptable to the Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

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                           (b) as soon as available, and in any event within 35
                  days after the end of each month, but for each month which is the last month of a Fiscal Quarter, within the earlier to occur of 60 days after the last day of such month or the filing of Amkor's quarterly report on Form 10-Q, unaudited balance sheets as of the end of such month and the related statements of income for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis and consolidating basis with respect to balance sheets and statements of income for the Borrowers and cash flow as of the end of a Fiscal Quarter on a consolidated basis, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of the Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (c) concurrently with delivery of financial
                  statements under clause (a) and clause (b) preceding, or more frequently if requested by the Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of the Borrower Agent or such other officer of the Borrower Agent as may be acceptable to the Agent;

                           (d) concurrently with delivery of financial
                  statements under clause (a) and clause (b) preceding, (i) a listing of each new business location of the Borrowers and
                  (ii) a listing of each registration by any Borrower of any patent, trademark, or copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, together with all information required by the Agent to perfect the Agent's Liens in such Intellectual Property;

                           (e) not later than 30 days prior to the end of each
                  Fiscal Year, projections of the Borrowers' consolidated balance sheets, results of operations, cash flow, and Availability for the next three Fiscal Years, year by year, and for the next Fiscal Year, on a fiscal quarter basis;

                           (f) at the Agent's request, a listing of each
                  Borrower's trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to the Agent;

                           (g) promptly after the sending or filing thereof, (i)
                  copies of any proxy statements, financial statements, or reports that any Borrower has made generally available to its shareholders, (ii) copies of any regular, periodic, and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and (iii) copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

                           (h) promptly upon the request of the Agent, copies of
                  any annual report filed in connection with a Plan, and such other reports and information

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                  (financial or otherwise) as may be requested by the Agent in connection with any Collateral or any Obligor's financial condition or business; and

                           (i) concurrently with delivery of each Borrowing Base
                  Certificate provided pursuant to Section 8.1, a calculation of the Borrowers' cash and Cash Equivalents, as required to calculate Total Availability, maintained in the United States as of the effective date of such Borrowing Base Certificate.

         Simultaneously with retaining accountants for their annual audit, the Borrowers shall send a letter to the accountants, with a copy to the Agent and the Lenders, notifying the accountants that one of the primary purposes for retaining their services and obtaining audited financial statements is for use by the Agent and the Lenders. The Agent is authorized to send such notice if the Borrowers fail to do so for any reason.

                  10.1.3. Notices. Each Borrower shall notify the Agent and the Lenders in writing, promptly after a Borrower's obtaining knowledge thereof, of any of the following that affects any Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike, or walkout, or the expiration of any material labor contract to the extent any such dispute, strike, walkout, or expiration could reasonably be expected to cause a Material Adverse Effect; (c) any material breach of, event of default under, or termination prior to its scheduled termination date of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased, or occupied by an Obligor; or receipt of any Environmental Notice; (i) the discharge of or any withdrawal or resignation by the Borrowers' independent accountants; or (j) any opening of a new office or place of business.

                  10.1.4. Reserved.

                  10.1.5. Compliance with Laws. Each Borrower shall, and shall cause each Obligor to, comply with all material Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless, in each case, failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain compliance could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower, it shall act promptly and diligently to investigate and report to the Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

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                  10.1.6. Taxes. Each Borrower shall pay and discharge all
         material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

                  10.1.7. Insurance. Each Borrower shall, in addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers satisfactory to the Agent with respect to the Properties and business of the Borrowers of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

                  10.1.8. Licenses. Each Borrower shall (a) keep each material License affecting any Collateral (including the manufacture, distribution, or disposition of Inventory) or any other material Property of the Borrowers in full force and effect, (b) pay all Royalties when due, and (c) notify the Agent of any default or breach asserted by any Person to have occurred under any material License affecting any Collateral.

                  10.1.9. Future Subsidiaries. Each Borrower shall promptly notify the Agent upon any Person becoming a Subsidiary. Excluding the Excluded Domestic Subsidiaries, each Domestic Subsidiary formed or acquired after the Closing Date which at any time has assets in excess of $10,000, shall guarantee the Obligations in a manner satisfactory to the Agent, and execute and deliver such documents, instruments, and agreements and take such other actions as the Agent shall require to evidence and perfect a Lien in favor of the Agent (for the benefit of the Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to the Agent, as it shall deem appropriate.

                  10.1.10. Designation of Restricted and Unrestricted Subsidiaries. The board of directors of Amkor may designate any Restricted Subsidiary to be an Unrestricted Subsidiary so long as such designation would not cause a Default or Event of Default hereunder; provided that Amkor delivers notice of any such designation to the Agent at least five days prior to the effective date of such designation. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Amkor and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section
         10.2.2 or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors of Amkor may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or Event of Default.

         10.2. Negative Covenants. For so long as any Revolving Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary keep the following covenants.

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                  10.2.1. Stay, Extension and Usury Laws. Each Borrower
         covenants (to the extent that it may lawfully do so) that it shall not, and that none of the other Obligors shall, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or any other Loan Document, and each Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Agent or the Lenders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  10.2.2. Restricted Payments.

                           (a) Amkor will not, nor will it permit any of its
                  Restricted Subsidiaries to, directly or indirectly (w) declare or pay any dividend or make any other payment or distribution on account of Amkor's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Amkor or any of its Restricted Subsidiaries) or to the direct or indirect holders of Amkor's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Amkor or to Amkor or a Restricted Subsidiary of Amkor), (x) purchase, redeem, or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Amkor) any Equity Interests of Amkor or any direct or indirect parent of Amkor or any Restricted Subsidiary of Amkor (other than any such Equity Interests owned by Amkor or any Restricted Subsidiary of Amkor), (y) make any payment on or with respect to, or purchase, redeem, defease, or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the Stated Maturity thereof, or (z) make any Restricted Investment (all such payments and other actions set forth in clause (w) through clause (z) preceding being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                                    (i) no Default or Event of Default shall
                           have occurred and be continuing or would occur as a consequence thereof;

                                    (ii) Amkor would, at the time of such
                           Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 10.2.4; and

                                    (iii) such Restricted Payment, together with
                           the aggregate amount of all other Restricted Payments made by Amkor and its Restricted Subsidiaries after October 27, 2004 (excluding Restricted Payments permitted by clause (ii), clause (iii), clause (iv), clause (vii), and

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                           clause (ix) of Section 10.2.2(b)), is less than the
                           sum, without duplication, of (A) 50.0% of the Consolidated Net Income of Amkor for the period (taken as one period) from the beginning of the Fiscal Quarter commencing on April 1, 2003 to the end of Amkor's most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by Amkor since May 8, 2003 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Amkor (other than Disqualified Stock) (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Amkor), plus (C) to the extent that any Restricted Investment that was made after October 27, 2004 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (y) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (z) the initial amount of such Restricted Investment, plus (D) the amount by which (1) Indebtedness (other than Disqualified Stock) of Amkor or any Restricted Subsidiary issued after the Closing Date is reduced on Amkor's consolidated balance sheet (if prepared in accordance with GAAP as of the date of determination) and (2) Disqualified Stock of Amkor issued after October 27, 2004 (held by any Person other than any Restricted Subsidiary) is reduced (measured with reference to its redemption or repurchase price), in each case, as a result of the conversion or exchange of any such Indebtedness or Disqualified Stock into Equity Interests (other than Disqualified Stock) of Amkor, less, in each case, any cash distributed by Amkor upon such conversion or exchange, plus (E) to the extent that any Investment in any Unrestricted Subsidiary that was made after October 27, 2004 is sold for cash or otherwise liquidated, repaid for cash or such Unrestricted Subsidiary is converted into a Restricted Subsidiary, the lesser of (y) an amount equal to the sum of (1) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to Amkor or any Restricted Subsidiary from Unrestricted Subsidiaries, and (2) the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary and (z) the remaining amount of the Investment in such Unrestricted Subsidiary which has not been repaid or converted into cash or assets.

                           (b) Section 10.2.2(a) preceding will not prohibit (i)
                  the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration no Default or Event of Default has occurred and is continuing or would be caused thereby and such payment would have complied with the provisions of this Agreement, (ii) the making of any payment on or with respect to, or in connection with, the redemption, repurchase, retirement, defeasance, or other acquisition of, any Indebtedness of Amkor or any Restricted Subsidiary that is subordinated to the Obligations or of any Equity Interests of Amkor or

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                  any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Amkor) of, Equity Interests (other than Disqualified Stock) of Amkor or any subordinated Indebtedness of Amkor; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance, or other acquisition shall be excluded from clause (a)(iii)(B) preceding, (iii) the making of any payment on or with respect to, or in connection with, the defeasance, redemption, repurchase, or other acquisition of Indebtedness of Amkor or any Restricted Subsidiary that is subordinated to the Obligations with the net cash proceeds from the incurrence of Permitted Refinancing Indebtedness, (iv) the payment of any dividend by a Restricted Subsidiary of Amkor to the holders of its common capital stock on a pro rata basis, (v) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption, or other acquisition or retirement for value of any Equity Interests of Amkor or any Restricted Subsidiary of Amkor held by any employee of Amkor or any Restricted Subsidiary pursuant to any employee equity subscription agreement, stock ownership plan, or stock option agreement in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired, or retired Equity Interests shall not exceed $2,000,000 in any twelve-month period and $10,000,000 in the aggregate since October 27, 2004, (vi) the making of any payment on or with respect to, or repurchase, redemption, defeasance, or other acquisition or retirement for value of the Convertible Subordinated Notes in connection with (A) so long as no Event of Default has occurred and is continuing or would be caused thereby, an optional redemption of any Convertible Subordinated Notes on or after the dates such notes become redeemable or (B) the honoring by Amkor of any conversion request into Equity Interests (other than Disqualified Stock) by a holder of any Convertible Subordinated Notes or any future convertible notes of Amkor (including the payment by Amkor of any cash in lieu of fractional shares) in accordance with their terms, (vii) that portion of Investments the payment for which consists exclusively of Equity Interests (other than Disqualified Stock) of Amkor, (viii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $75,000,000 during the period beginning October 27, 2004 and continuing through and including the Termination Date, (ix) the repurchase of Equity Interests of Amkor that may be deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof, (x) any payments to one or more shareholders of Amkor in connection with settling shareholder obligations for income taxes in respect of tax periods ending prior to the conversion of Amkor from "S" corporation status to "C" corporation status, and (xi) in the case of an Asset Sale, any mandatory offer to repurchase the Senior Subordinated Notes in connection with an Asset Sale after Amkor has complied with its obligations to the Lenders under Section 5.2.

                           (c) The amount of all Restricted Payments (other than
                  cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Amkor or such Restricted

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                  Subsidiary, as the case may be, pursuant to the Restricted
                  Payment. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $1,000,000 but less than $5,000,000 shall be evidenced by an Officers' Certificate which shall be delivered to the Agent. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $5,000,000 shall be determined by Amkor's board of directors whose resolution with respect thereto shall be delivered to the Agent. Not later than the date of making any Restricted Payment, Amkor shall deliver to the Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
                  10.2.2 were computed, together with a copy of any fairness opinion or appraisal required by this Agreement.

                  10.2.3. Dividend and Other Payment Restrictions Affecting Subsidiaries. Amkor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to Amkor or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Equity Interests or (B) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits or (ii) pay any indebtedness owed to Amkor or any of its Restricted Subsidiaries, (b) make loans or advances to Amkor or any of its Restricted Subsidiaries, or (c) transfer any of its properties or assets to Amkor or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (I) Existing Indebtedness as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date hereof, (II) this Agreement,
         (III) applicable law, (IV) any instrument governing Indebtedness or Equity Interests of a Person acquired by Amkor or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, (V) customary non-assignment provisions in leases, licenses, and other contracts entered into in the ordinary course of business and consistent with past practices, (VI) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) preceding, (VII) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts dividends, distributions, loans, advances, or transfers by such Restricted Subsidiary pending its sale or other disposition, (VIII) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (IX) agreements entered into with respect to Liens

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         securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 10.2.7 that limit the right of Amkor or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (X) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (XI) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (XII) any Receivables Program for any Subsidiary of Amkor which is not a Borrower, and (XIII) any restriction imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract.

                  10.2.4. Incurrence of Indebtedness and Issuance of Preferred Stock.

                           (a) Amkor shall not, and shall not permit any of its
                  Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness), and Amkor will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Amkor and any Restricted Subsidiary that is a Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness), and Amkor may issue Disqualified Stock, and any Restricted Subsidiary that is a Subsidiary Guarantor may issue preferred stock, if the Consolidated Interest Expense Coverage Ratio for Amkor's most recently ended four full Fiscal Quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

                           (b) Section 10.2.4(a) preceding will not prohibit the
                  incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                                    (i) the incurrence by Amkor and its
                           Restricted Subsidiaries of any Permitted Bank Debt; provided that the aggregate principal amount of all such Indebtedness and the Indebtedness under the Second Lien Credit Agreement at any one time outstanding shall not exceed the greater of (A) $100,000,000, plus 85.0% of the consolidated accounts receivable of Amkor, plus 50.0% of the consolidated inventory of Amkor and (B) the product of 2.25 multiplied by the Consolidated Cash Flow for Amkor's most recently ended four full Fiscal Quarters for which internal financial statements are available immediately preceding the date on which such Permitted Bank Debt is incurred; provided, further, that none of such Indebtedness (including specifically any Permitted Bank Debt other than the Obligations) may be secured by any of the Collateral;

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                                    (ii) the incurrence by Amkor and its
                           Subsidiaries of Existing Indebtedness;

                                    (iii) the incurrence by the Obligors of the
                           Obligations;

                                    (iv) the incurrence by Amkor or any of its
                           Restricted Subsidiaries of (A) Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant, or equipment used in the business of Amkor or any of its Restricted Subsidiaries and
                           (B) Capital Lease Obligations, in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed the greater of $75,000,000 or 10.0% of Amkor's Consolidated Net Assets;

                                    (v) the incurrence by Amkor or any of its
                           Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 10.2.4(a) or clause (ii), clause (v), clause (xiii), or clause (xiv) of this Section 10.2.4(b);

                                    (vi) the incurrence by Amkor or any of its
                           Restricted Subsidiaries of intercompany Indebtedness between or among Amkor and any of its Restricted Subsidiaries; provided, however, that (A) if Amkor or any Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is in favor of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of the Obligations and (B)(I) any subsequent issuance or transfer of Equity Interests that results in such Indebtedness being held by a Person other than Amkor or a Wholly Owned Restricted Subsidiary thereof and (II) any sale or other transfer of any such Indebtedness to a Person that is not either Amkor or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Amkor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                                    (vii) the incurrence by Amkor or any of its
                           Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate, commodity, or currency risk in the ordinary course of business for bona fide hedging purposes; provided that the notional principal amount of any such Hedging Obligation with respect to interest rates does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;

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                                    (viii) the Guarantee by Amkor or any of the
                           Subsidiary Guarantors or a Restricted Subsidiary of Amkor that was permitted to be incurred by another provision of this Section 10.2.4;

                                    (ix) the incurrence by Amkor's Unrestricted
                           Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Amkor that was not permitted by this clause (ix);

                                    (x) the incurrence of Indebtedness solely in
                           respect of performance, surety, and similar bonds or completion or performance Guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

                                    (xi) the incurrence of Indebtedness arising
                           from the agreements of Amkor or a Restricted
                           Subsidiary of Amkor providing for indemnification, adjustment of purchase price, or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets, or a Subsidiary; provided, however, that (A) such Indebtedness is not reflected as a liability on the balance sheet of Amkor or any Restricted Subsidiary of Amkor and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by Amkor and its Restricted Subsidiaries in connection with such disposition;

                                    (xii) the accrual of interest, accretion or
                           amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of Amkor as accrued;

                                    (xiii) the incurrence of Indebtedness by
                           Foreign Subsidiaries in an amount not to exceed 10.0% of the Total Tangible Assets of the Foreign Subsidiaries, taken as a whole; and

                                    (xiv) the incurrence by Amkor or any of its
                           Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $50,000,000.

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                  Notwithstanding any other provision of this Section 10.2.4(b), none of the Permitted Debt, other than the Obligations and the Term Loan, may at any time be secured by a Lien on any or all of the Collateral.

                           (c) Indebtedness or preferred stock of any Person
                  which is outstanding at the time such Person becomes a Restricted Subsidiary of Amkor (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with Amkor or a Restricted Subsidiary of Amkor shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of Amkor or is merged with or into or consolidated with Amkor or a Restricted Subsidiary of Amkor, as applicable.

                           (d) Amkor will not incur any Indebtedness (including
                  Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Amkor unless such Indebtedness is also contractually subordinated in right of payment to the Obligations on substantially identical terms; provided, however, that no Indebtedness of Amkor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Amkor solely by virtue of any Liens, Guarantees, maturity of payments, or structural seniority.

                           (e) For purposes of determining compliance with this
                  Section 10.2.4, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clause (b)(i) through clause (b)(xiv) preceding, or is entitled to be incurred pursuant to Section 10.2.4(a), Amkor shall, in its sole discretion, classify or reclassify such item of Indebtedness (or any part thereof) in any manner that complies with this Section 10.2.4 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 10.2.4(a). For purposes of determining any particular amount of Indebtedness under this
                  Section 10.2.4, Guarantees, Liens, or obligations in support of letters of credit supporting Indebtedness shall not be included to the extent such letters of credit are included in the amount of such Indebtedness. Any increase in the amount of any Indebtedness solely by reason of currency fluctuations shall not be considered an incurrence of Indebtedness for purposes of this covenant. Accrual of interest and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 10.2.4.

                  10.2.5. Asset Sales.

                           (a) The Borrowers shall not, and shall not permit any
                  of their Restricted Subsidiaries to (i) sell, lease, convey, or otherwise dispose of any assets or rights (including by way of a sale-and-leaseback) other than sales of inventory in the Ordinary Course of Business, (ii) with respect to Amkor, sell Equity Interests in any of its Subsidiaries, or (iii) with respect to Amkor's Restricted Subsidiaries, issue Equity Interests (each of the foregoing, an "Asset Sale"), unless (y) Amkor (or the Restricted Subsidiary, as the case may be)

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                  receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of Amkor's board of directors set forth in an Officer's Certificate delivered to the Agent) of the assets sold or otherwise disposed of and (z) at least 75.0% of the consideration received therefor by Amkor or such Restricted Subsidiary is in the form of cash or other Qualified Proceeds.

                           (b) Notwithstanding the foregoing, the following
                  shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that (A) involves assets having a fair market value of less than $2,000,000 or (B) results in net proceeds to Amkor and its Restricted Subsidiaries of less than $2,000,000; (ii) a transfer of assets between or among Amkor and any Restricted Subsidiary; (iii) an issuance of Equity Interests by a Restricted Subsidiary to Amkor or to another Wholly Owned Restricted Subsidiary; (iv) the sale, lease, conveyance, or other disposition of any Receivable Program Assets by any Subsidiary of Amkor that is not a Borrower in connection with a Receivables Program; (v) the sale, lease, conveyance, or other disposition of any inventory or other current assets, excluding Accounts, by a Borrower or any of its Restricted Subsidiaries in the Ordinary Course of Business; (vi) the granting of a Permitted Lien or a Permitted Other Lien; (vii) the licensing by a Borrower or any Restricted Subsidiary of intellectual property in the Ordinary Course of Business or on commercially reasonable terms; (viii) the sale, lease, conveyance, or other disposition of obsolete or worn out equipment or equipment no longer useful in a Borrower's business; and (ix) the making or liquidating of any Restricted Payment or Permitted Investment that is permitted by Section 10.2.2.

                           (c) Notwithstanding any other provision of this
                  Agreement to the contrary, no Borrower will enter into any Asset Sale or other sale, transfer, conveyance, or disposition of any other asset or property, in each such case if such Asset Sale, sale, transfer, conveyance, or disposition is of assets or other property which constitutes Collateral; provided that the Borrowers may (i) sell Inventory in the Ordinary Course of Business, (ii) sell, transfer, or convey property and assets, including Collateral, among the Borrowers, (iii) prior to the occurrence of an Event of Default, sell, transfer, convey, or dispose of Collateral consisting of Equipment and Inventory to any Affiliate in an aggregate amount not in excess of $10,000,000 during the term of this Agreement, and (iv) as long as no Event of Default exists, (A) make Permitted Investments and (B) grant non-exclusive licenses of Intellectual Property to Amkor and its Restricted Subsidiaries, provided that the owner of any such Intellectual Property which is the subject of any such license retains ownership of such Intellectual Property and any such license granted is subject to the Agent's Liens.

                  10.2.6. Transactions with Affiliates.

                           (a) Subject to Section 10.2.5(c), Amkor will not, nor
                  will it permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or

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                  assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance, or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless (i) such Affiliate Transaction (when viewed together with related Affiliate Transactions, if any) is on terms that are no less favorable to Amkor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Amkor or such Restricted Subsidiary with an unrelated Person and
                  (ii) Amkor delivers to the Agent (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a resolution of the board of directors of Amkor set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors (of which there must be at least one) of Amkor and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, an opinion as to the fairness to the Lenders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, or investment banking firm of national standing; provided that (y) Amkor and its Restricted Subsidiaries may enter into Affiliate Transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement, and the Intellectual Property Rights Licensing Agreement, and may amend, modify, and supplement such agreements from time to time, so long as Amkor shall have determined that any such amendment, modification, or supplement will not have a material adverse economic effect on Amkor and its Subsidiaries, taken as a whole, and (z) Amkor and its Restricted Subsidiaries may only enter into transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement, and the Intellectual Property Rights Licensing Agreement, and amend, modify, and supplement such agreements from time to time, in circumstances in which clause (y) preceding is not applicable, if a majority of the disinterested members of the board of directors (of which there must be at least one) of Amkor shall have approved such transaction, amendment, modification, or supplement; provided, further, that in the case of both clause (y) preceding and clause (z) preceding, Amkor shall deliver to the Agent within 30 days of such transaction, amendment, modification, or supplement an Officers' Certificate (1) describing the transaction, amendment, modification, or supplement approved, (2) in the case of transactions, amendments, modifications, and supplements to which clause (y) preceding is applicable, setting forth the determination of Amkor required pursuant to clause (y) preceding, and (3) in the case of transactions, amendments, modifications, and supplements to which clause (z) preceding is applicable, attaching a resolution of the board of directors of Amkor certifying that such Affiliate Transaction complies with this covenant.

                           (b) The following items shall not be deemed to be
                  Affiliate Transactions and, therefore, will not be subject to the provisions of Section 10.2.6:

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                                    (i) any employment agreement or arrangement
                           entered into by Amkor or any of its Restricted Subsidiaries or any employee benefit plan available to employees of Amkor and its Subsidiaries generally, in each case in the Ordinary Course of Business of Amkor or such Restricted Subsidiary;

                                    (ii) subject to Section 10.2.5(c), Affiliate
                           Transactions between or among Amkor and/or its Restricted Subsidiaries;

                                    (iii) payment of reasonable directors fees
                           to Persons who are not otherwise Affiliates of Amkor and indemnity provided on behalf of officers, directors, and employees of Amkor or any of its Restricted Subsidiaries as determined in good faith by the board of directors of Amkor;

                                    (iv) any Affiliate Transactions pursuant to
                           which Amkor makes short-term advances or otherwise makes short-term loans to Anam Semiconductor, Inc., which advances or loans are to be repaid by Anam Semiconductor, Inc. (A) within three months from the date of such advance or loan and (B) by offsets by Amkor of amounts payable by Amkor to Anam Semiconductor, Inc. pursuant to the Supply Agreement, if a majority of the disinterested members of the board of directors (of which there must be at least one) of Amkor shall have approved such transaction, amendment, modification, or supplement; provided that the total amount of such advances and loans outstanding at any one time shall not exceed $50,000,000; and

                                    (v) any Restricted Payments that are
                           permitted by Section 10.2.2.

                           (c) For purposes of this Section 10.2.6, any
                  transaction or series of related Affiliate Transactions between Amkor or any Restricted Subsidiary and an Affiliate that is approved by a majority of the disinterested members of the board of directors (of which there must be at least one to utilize this method of approval) of Amkor and evidenced by a board resolution or for which a fairness opinion has been issued shall be deemed to be on terms that are no less favorable to Amkor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Amkor or such Restricted Subsidiary with an unrelated Person and thus shall be permitted under this
                  Section 10.2.6, subject to the limitations in Section
                  10.2.5(c).

                  10.2.7. Liens.

                           (a) Amkor will not, and will not permit any of its
                  Restricted Subsidiaries to, directly or indirectly, create, incur, assume, or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, other than Permitted Liens and Permitted Other Liens, provided that any

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                  such Lien on the Collateral securing the Term Loan shall be subject to the Intercreditor Agreement.

                           (b) The foregoing negative pledge shall not apply to
                  any Margin Stock to the extent such application would violate or require filings or other actions by any Lender under Regulation U or any similar law.

                  10.2.8. Amendment of Subordination Provisions. Amkor will not amend, modify, or alter the terms of the Second Lien Credit Agreement, the Senior Subordinated Notes Indenture, or any other Subordinated Debt in any way that will (a) increase the rate of or change the time for payment of interest on the Term Loan or any Subordinated Debt, (b) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of the Term Loan or any Subordinated Debt, (c) alter the redemption provisions or the price or terms at which Amkor is required to offer to purchase any Subordinated Debt, or (d) amend the subordination provisions of any Subordinated Debt (including Article 10 of the Senior Subordinated Notes Indenture).

                  10.2.9. Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries. Amkor (a) shall not, and shall not permit any Wholly Owned Restricted Subsidiaries of Amkor to, transfer, convey, sell, lease, or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Amkor to any Person (other than Amkor or a Wholly Owned Restricted Subsidiary of Amkor), unless (a) such transfer, conveyance, sale, lease, or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary or immediately following such transfer, conveyance, sale, lease, or other disposition, such Wholly Owned Restricted Subsidiary is a Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease, or other disposition are applied in accordance with Section 10.2.5 and (b) shall not permit any Wholly Owned Restricted Subsidiary of Amkor to issue any of its Equity Interests (other than, if necessary, shares of its capital stock constituting directors' qualifying shares) to any Person other than to Amkor or a Wholly Owned Restricted Subsidiary of Amkor unless immediately following such issuance the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary.

                  10.2.10. Limitation on Sale and Leaseback Transactions.

                           (a) Amkor shall not, and shall not permit any of its
                  Subsidiaries to, enter into any sale and leaseback transaction; provided that Amkor or any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) Amkor or such Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction (if the lease is in the nature of an operating lease, otherwise the amount of Indebtedness) under the Consolidated Interest Expense Coverage Ratio test in Section 10.2.4 (ii) the transfer of assets in that sale and leaseback transaction is permitted by Section 10.2.5, and (iii) the property subject to such sale and leaseback transaction is not Collateral.

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                           (b) The restrictions in Section 10.2.10(a) shall not
                  apply to any sale and leaseback transaction if (i) the transaction is solely between Amkor and any Restricted Subsidiary or between Restricted Subsidiaries and such transaction is permitted under Section 10.2.6 or (ii) the sale and leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction.

                  10.2.11. Merger and Consolidations.

                           (a) Amkor shall not, directly or indirectly,
                  consolidate or merge with or into another Person or sell, assign, transfer, convey, or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless in connection with any such merger (but excluding an sale, assignment, transfer, conveyance, or other disposition) (i) Amkor is the surviving corporation, (ii) immediately after such merger no Default or Event of Default exists, and (iii) Amkor shall have delivered to the Agent an Officers' Certificate stating that such merger complies with the terms of this Agreement. In addition, Amkor shall not, directly or indirectly, lease any of the Collateral, in one or more related transactions, to any other Person.

                           (b) Amkor shall not permit, except in connection with
                  the sale or other disposition in accordance with this Agreement of all the assets or all the capital stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of Amkor, any Subsidiary Guarantor to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or Amkor) unconditionally assumes all the indebtedness, liabilities, and obligations of such Subsidiary Guarantor, (ii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred which is continuing, and (iii) such Subsidiary Guarantor is not a Borrower.

         10.3. Total Liquidity. For so long as any Revolving Commitments or Obligations are outstanding, the Borrowers shall at all times maintain Total Liquidity of not less than $25,000,000.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

         11.1. Events of Default. Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

                  (a) any Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration, or otherwise);

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                  (b) any representation, warranty, or other written statement of any Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

                  (c) any Borrower shall breach or fail to perform any covenant contained in Sections 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1,
         10.1.2, 10.2, or 10.3;

                  (d) any Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer has knowledge thereof or receives notice thereof from the Agent, whichever is sooner; provided that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

                  (e) any (i) Guarantor repudiates, revokes, or attempts to revoke its Guaranty, (ii) Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to the Agent, or (iii) Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by the Agent and the Lenders);

                  (f) any event of default occurs under the Second Lien Credit Agreement, the Senior Notes Indentures, the Senior Subordinated Notes Indenture, the Convertible Subordinated Notes Indentures, or any document, instrument, or agreement to which any Borrower is a party evidencing, securing, or relating to any other Indebtedness (other than the Obligations) in excess of $10,000,000, if the maturity of or any payment with respect to such Indebtedness may be accelerated or demanded due to such breach;

                  (g) any final judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $1,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), and such judgment or order remains undischarged for a period of 30 days unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

                  (h) [Reserved];

                  (i) any Obligor is enjoined, restrained, or in any way prevented by any Governmental Authority from conducting any material part of its business, any Obligor suffers the loss, revocation, or termination of any material license, permit, lease, or agreement necessary to its business, there is a cessation of any material part of an Obligor's business for a material period of time, any material Collateral or Property of an Obligor is taken or impaired through condemnation, any Obligor agrees to or commences any liquidation, dissolution, or winding up of its affairs, or any Obligor ceases to be Solvent;

                  (j) any (i) Insolvency Proceeding is commenced by any Obligor,
         (ii) Insolvency Proceeding is commenced against any Obligor and (A) such Obligor consents to the institution of the proceeding against it,
         (B) the petition commencing the

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         proceeding is not timely controverted by such Obligor, (C) such petition is not dismissed within 30 days after its filing, or (D) an order for relief is entered in the proceeding, (iii) a trustee (including an interim trustee) is appointed to take possession of any substantial Property of or to operate any of the business of any Obligor, or (iv) any Obligor makes an offer of settlement, extension, or composition to its unsecured creditors generally;

                  (k) (i) a Reportable Event occurs that the Agent, in its reasonable discretion, determines constitutes grounds for termination by the Pension Benefit Guaranty Corporation of any Multiemployer Plan or appointment of a trustee for any Multiemployer Plan, (ii) any Multiemployer Plan is terminated or any such trustee is requested or appointed, or (iii) any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any withdrawal therefrom;

                  (l) any Obligor or any of its Senior Officers (excluding specifically any person who was a Senior Officer of an Obligor prior to the Closing Date but was not employed by any Obligor at any time on or after the Closing Date) is convicted for (i) a felony committed in the conduct of such Obligor's business or (ii) any state or federal law (including the Controlled Substances Act, the Money Laundering Control Act of 1986, and the Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Collateral or could reasonably be expected to cause a Material Adverse Effect;

                  (m) any event of default occurs under the Second Lien Credit Agreement or the Intercreditor Agreement; or

                  (n) a Change of Control occurs.

         11.2. Remedies upon Default. If an Event of Default described in
Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Revolving Commitments shall terminate, without any action by the Agent or notice of any kind. In addition, or if any other Event of Default exists, the Agent may in its discretion (and shall upon written direction of the Requisite Lenders) do any one or more of the following from time to time:

                  (a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest, or notice of any kind, all of which are hereby waived by the Borrowers to the fullest extent permitted by law;

                  (b) terminate, reduce, or condition any Revolving Commitment, or make any adjustment to the Borrowing Base;

                  (c) require the Obligors to Cash Collateralize the LC Obligations, the Bank Product Debt, and other the Obligations that are contingent or not yet due and payable, and, if the Obligors fail promptly to deposit such Cash Collateral, the Lenders may (and shall upon the direction of the Requisite Lenders) advance the required Cash Collateral as

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         Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

                  (d) exercise any other rights or remedies afforded under any agreement, by law, at equity, or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral, (ii) require the Borrowers to assemble the Collateral, at the Borrowers' expense, and make it available to the Agent at a place designated by the Agent, (iii) enter any premises where any Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, the Borrowers agree not to charge for such storage), and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as the Agent, in its discretion, deems advisable. Each Borrower agrees that ten days notice of any proposed sale or other disposition of Collateral by the Agent shall be reasonable. The Agent shall have the right to conduct such sales on any Obligor's premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. The Agent shall have the right to sell, lease, or otherwise dispose of any Collateral for cash, credit, or any combination thereof, and the Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

         11.3. License. The Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license, or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials, and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower's rights and interests under Intellectual Property shall inure to the Agent's benefit.

         11.4. Setoff. The Agent, the Lenders, and their Affiliates are each authorized by the Borrowers at any time during an Event of Default, without notice to the Borrowers or any other Person, to set off and to appropriate and apply any deposits (general or special), funds, claims, obligations, liabilities, or other Indebtedness at any time held or owing by the Agent, any Lender, or any such Affiliate to or for the account of any Obligor against any Obligations, whether or not demand for payment of such Obligation has been made, any Obligations have been declared due and payable, are then due, or are contingent or unmatured, or the Collateral or any guaranty or other security for the Obligations is adequate.

         11.5. Remedies Cumulative; No Waiver.

                  11.5.1. Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of the Borrowers contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of the Agent and the Lenders are cumulative, may be

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         exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that the Agent and the Lenders may have, whether under any agreement, by law, at equity, or otherwise.

                  11.5.2. Waivers. The failure or delay of the Agent or any Lender to require strict performance by the Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to the Borrowers and executed by the Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If the Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if the Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay, or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by the Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. THE AGENT

         12.1. Appointment, Authority and Duties of the Agent.

                  12.1.1. Appointment and Authority. Each Lender appoints and designates Bank of America as the Agent hereunder. The Agent may, and each Lender authorizes the Agent to, enter into all Loan Documents to which the Agent is intended to be a party and accept all Security Documents, for the Agent's benefit and the Pro Rata benefit of the Lenders. Each Lender agrees that any action taken by the Agent or the Requisite Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Agent or the Requisite Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents,
         (b) execute and deliver as the Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person, (c) act as collateral agent for the Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein, (d) manage, supervise, or otherwise deal with the Collateral, and (e) exercise all rights and remedies given to the Agent with respect to any Collateral under the Loan Documents, Applicable Law, or otherwise. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant, or other Person, by reason of

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         any Loan Document or any transaction relating thereto. The Agent alone shall be authorized to determine whether any Accounts constitute Eligible Accounts or Eligible Foreign Accounts, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate the Agent from liability to any Lender or other Person for any error in judgment.

                  12.1.2. Duties. The Agent shall not have any duties except those expressly set forth in the Loan Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by the Requisite Lenders while an Event of Default exists. The conferral upon the Agent of any right shall not imply a duty on the Agent's part to exercise such right, unless instructed to do so by the Requisite Lenders in accordance with this Agreement.

                  12.1.3. Agent Professionals. The Agent may perform its duties through agents and employees. The Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. The Agent shall not be responsible for the negligence or misconduct of any agents, employees, or Agent Professionals selected by it with reasonable care.

                  12.1.4. Instructions of the Requisite Lenders. The rights and remedies conferred upon the Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. The Agent may request instructions from the Requisite Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from the Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by the Agent in connection with any act. The Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Agent shall not incur liability to any Person by reason of so refraining. Instructions of the Requisite Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting in accordance with the instructions of the Requisite Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall the Requisite Lenders, without the prior written consent of each Lender, direct the Agent to accelerate and demand payment of Revolving Loans held by one Lender without accelerating and demanding payment of all other Revolving Loans, nor to terminate the Revolving Commitments of one Lender without terminating the Revolving Commitments of all Lenders. In no event shall the Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

         12.2. Agreements Regarding Collateral and Field Examination Reports.

                  12.2.1. Lien Releases; Care of Collateral. The Lenders authorize the Agent to release or subordinate any Lien with respect to any Collateral (a) upon Full Payment of the Obligations, (b) that is the subject of an Asset Sale, transfer, sale, lease, or other

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         disposition permitted by this Agreement which the Borrowers certify in writing to the Agent is permitted pursuant to the terms of this Agreement or is subject to a Lien which the Borrowers certify is a Permitted Lien entitled to priority over the Agent's Liens pursuant to the terms of this Agreement (and the Agent may rely conclusively on any such certificate without further inquiry), (c) that does not constitute a material part of the Collateral, or (d) with the written consent of the Lenders. The Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured, or encumbered, nor to assure that the Agent's Liens have been properly created, perfected, or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. Each of the Lenders hereby directs the Agent to execute and deliver or file such termination statements and partial release statements and do such things as are necessary to release or subordinate any Liens to be released or subordinated pursuant to this Section 12.2.1 upon the effectiveness of such release.

                  12.2.2. Possession of Collateral. The Agent and the Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of the Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession. If any Lender obtains possession of any such Collateral, it shall notify the Agent thereof and, promptly upon the Agent's request, deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

                  12.2.3. Reports. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit or other examination prepared by or on behalf of the Agent with respect to any Obligor or Collateral ("Report"). Each Lender agrees (a) that neither Bank of America nor the Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report, (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon the Borrowers' books and records as well as upon representations of the Borrowers' officers and employees, and (c) to keep all Reports confidential and strictly for such Lender's internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender's Participants, attorneys, accountants, and other Persons with whom such Lender has a confidential relationship) or use any Report in any manner other than administration of the Revolving Loans and other Obligations. Each Lender agrees to indemnify and hold harmless the Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Lender.

         12.3. Reliance By the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice, or other communication (including those by telephone, telex, telegram, telecopy, or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon the advice and statements of Agent Professionals.

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         12.4. Action Upon Default. The Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or a Borrower specifying the occurrence and nature thereof. If the Agent receives such a notice or otherwise acquires actual knowledge of any Default or Event of Default, the Agent shall promptly notify the Lenders in writing. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Agent and the Requisite Lenders, such Lender will not take any Enforcement Action, accelerate its Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales, or other similar dispositions of Collateral. Notwithstanding the foregoing, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

         12.5. Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation (whether through set-off or otherwise) in excess of its Pro Rata share of payments or reductions of Obligations obtained by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause the purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if any of such payment or reduction is thereafter recovered from the purchasing Lender or if any additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or additional costs, but without interest.

         12.6. Indemnification of the Agent Indemnitees.

                  12.6.1. Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS THE AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY THE OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF THE OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE. If the Agent is sued by any receiver, trustee in bankruptcy, debtor-in-possession, or other Person for any alleged preference from an Obligor or fraudulent transfer, then any monies paid by the Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to the Agent by the Lenders to the extent of each Lender's Pro Rata share.

                  12.6.2. Proceedings. Without limiting the generality of the foregoing, if at any time (whether prior to or after the Termination
         Date) any proceeding is brought against any Agent Indemnitees by an Obligor, or any Person claiming through an Obligor, to recover damages for any act taken or omitted by the Agent in connection with any Obligations, Collateral, Loan Documents, or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless the Agent Indemnitees with respect thereto and to pay to the Agent Indemnitees such Lender's Pro Rata share of

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         any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs, and expenses (including attorneys' fees) incurred in defending same. In the Agent's discretion, the Agent may reserve for any such proceeding, and may satisfy any judgment, order, or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to the Lenders.

         12.7. Limitation on Responsibilities of the Agent. The Agent shall not be liable to the Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by the Agent's gross negligence or willful misconduct. The Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. The Agent does not make to the Lenders any express or implied warranty, representation, or guarantee with respect to any Obligations, Collateral, Loan Documents, or Obligor. No Agent Indemnitee shall be responsible to the Lenders for (a) any recitals, statements, information, representations, or warranties contained in any Loan Documents, (b) the execution, validity, genuineness, effectiveness, or enforceability of any Loan Documents, (c) the genuineness, enforceability, collectibility, value, sufficiency, location, or existence of any Collateral, or the validity, extent, perfection, or priority of any Lien therein, (d) the validity, enforceability, or collectibility of any Obligations, (e) or the assets, liabilities, financial condition, results of operations, business, creditworthiness, or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

         12.8. Successor Agent and Co-Agents.

                  12.8.1. Resignation; Successor Agent. Subject to the appointment and acceptance of a successor administrative agent as provided below, the Agent may resign at any time by giving at least 30 days written notice thereof to the Lenders and the Borrowers. Upon receipt of such notice, the Requisite Lenders shall have the right to appoint a successor administrative agent which shall be (a) a Lender or an Affiliate of a Lender or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000, and, provided no Default or Event of Default then exists, is reasonably acceptable to the Borrowers. If no successor administrative agent is appointed prior to the effective date of the resignation of the Agent, then the Agent may appoint a successor administrative agent from among Lenders. Upon acceptance by a successor administrative agent of an appointment to serve as the administrative agent hereunder, such successor administrative agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to enjoy the benefits of the indemnification set forth in Section 12.6 and Section 14.2. Notwithstanding any Agent's resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor by merger or acquisition of the stock or assets of Bank of America shall continue to be the Agent

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         hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

                  12.8.2. Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If the Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, the Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If the Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to the Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such separate agent shall run to and be enforceable by it as well as the Agent. The Lenders shall execute and deliver such documents as the Agent deems appropriate to vest any rights or remedies in such separate agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign, or be removed, then all the rights and remedies of such separate agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Agent until appointment of a new separate agent.

         12.9. Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lenders, and based upon such documents, information, and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolving Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral, and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and the Agent have made no representations or warranties concerning any Obligor, any Collateral, or the legality, validity, sufficiency, or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or the Agent, and based upon such financial statements, documents, and information as such Lender deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolving Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports, and other information expressly requested by a Lender, the Agent shall have no duty or responsibility to provide any Lender with any notices, reports, or certificates furnished to the Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business, or Properties of any Obligor (or any of its Affiliates) which may come into possession of the Agent or any of the Agent's Affiliates.

         12.10. Replacement of Certain Lenders. If any Lender (a) fails to fund its Pro Rata share of any Revolving Loan or LC Obligation hereunder, and such failure is not cured within two Business Days, (b) defaults in performing any of its obligations under the Loan Documents, or (c) fails to give its consent to any amendment, waiver, or action for which consent of all Lenders was required and the Requisite Lenders consented, then, in addition to any other rights and remedies that any Person may have, the Agent may, by notice to such Lender within 120 days, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by the Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after the Agent's notice. The Agent is irrevocably appointed

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as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest, and fees through the date of assignment (but excluding any prepayment charge).

         12.11. Remittance of Payments and Collections.

                  12.11.1. Remittances Generally. All payments by any Lender to the Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the Agent and request for payment is made by the Agent by 11:00 a.m. on a Business Day, payment shall be made by the Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by the Agent to any Lender shall be made by wire transfer, in the type of funds received by the Agent. Any such payment shall be subject to the Agent's right of offset for any amounts due from such Lender under the Loan Documents.

                  12.11.2. Failure to Pay. If any Lender fails to pay any amount when due by it to the Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the Federal Funds Rate for the first two Business Days and thereafter at the rate applicable to Base Rate Revolving Loans. In no event shall the Borrowers be entitled to receive credit for any interest paid by a Lender to the Agent.

                  12.11.3. Recovery of Payments. If the Agent pays any amount to a Lender in the expectation that a related payment will be received by the Agent from an Obligor and such related payment is not received, then the Agent may recover such amount from each Lender that received it. If the Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by the Agent to any Obligations are later required to be returned by the Agent pursuant to Applicable Law, each Lender shall pay to the Agent, on demand, such Lender's Pro Rata share of the amounts required to be returned.

         12.12. The Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms "Lenders," "Requisite Lenders" or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, the Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding the Obligors, their Affiliates, and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees

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that Bank of America and its Affiliates shall be under no obligation to provide such information to the Lenders, if acquired in such individual capacity and not as the Agent hereunder.

         12.13. Documentation Agent. The Documentation Agent shall not have any right, power, responsibility, or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

         12.14. No Third Party Beneficiaries. This Section 12 is an agreement solely among the Lenders and the Agent, and does not confer any rights or benefits upon the Borrowers or any other Person. As between the Borrowers and the Agent, any action that the Agent may take under any Loan Documents shall be conclusively presumed to have been authorized and directed by the Lenders as herein provided.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

         13.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent, and the Lenders and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents and (b) any assignment by a Lender must be made in compliance with Section 13.3. The Agent may treat the Person which made any Revolving Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

         13.2. Participations.

                  13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Revolving Loans and Revolving Commitments for all purposes, all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and the Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless the Borrowers agree otherwise in writing.

                  13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver, or other modification of any Loan Documents other than that which forgives principal, interest, or fees, reduces the stated interest rate or fees payable with respect to any Revolving Loan or Revolving

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         Commitment in which such Participant has an interest, postpones the
         Termination Date, or any date fixed for any regularly scheduled payment of principal, interest, or fees on such Revolving Loan or Revolving Commitment, or releases any Borrower, Guarantor, or substantial portion of the Collateral.

                  13.2.3. Benefit of Set-Off. The Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with the Lenders all amounts received through its set-off, in accordance with
         Section 12.5 as if such Participant were a Lender.

         13.3. Assignments.

                  13.3.1. Permitted Assignments. A Lender may assign to any Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $15,000,000 (unless otherwise agreed by the Agent in its discretion) and integral multiples of $5,000,000 in excess of that amount, (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Revolving Commitments retained by the transferor Lender be at least $15,000,000 (unless otherwise agreed by the Agent in its discretion), and (c) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank or (ii) counterparties to swap agreements relating to any Revolving Loans; provided that any payment by the Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy the Borrowers' obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

                  13.3.2. Effect; Effective Date. Upon delivery to the Agent of a notice of assignment in the form of Exhibit F and a processing fee of $5,000, such assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From the effective date of such assignment, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, the Agent, and the Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as appropriate.

         13.4. Tax Treatment. If any interest in a Loan Document is transferred to a Transferee that is organized under the laws of any jurisdiction other than the United States or any state or district thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.10.

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         13.5. Representation of Lenders. Each Lender represents and warrants to each Borrower, the Agent, and other Lenders that none of the consideration used by it to fund its Revolving Loans or to participate in any other transactions under this Agreement constitutes for any purpose of ERISA or Section 4975 of the Internal Revenue Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Internal Revenue Code and the interests of such Lender in and under the Loan Documents shall not constitute plan assets under ERISA.

SECTION 14. MISCELLANEOUS

         14.1. Consents, Amendments and Waivers.

                  14.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of the Agent, with the consent of the Requisite Lenders, and the Borrowers; provided that:

                           (a) without the prior written consent of the Agent,
                  no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties, or discretion of the Agent;

                           (b) without the prior written consent of the Issuing
                  Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;

                           (c) without the prior written consent of each
                  affected Lender, no modification shall be effective that would
                  (i) increase any Revolving Commitment of such Lender or (ii) reduce the amount of, or waive or delay payment of, any principal, interest, or fees payable to such Lender; and

                           (d) without the prior written consent of all Lenders
                  (except a defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Termination Date, (ii) alter Section 2.1.5, Section 2.1.6,
                  Section 5.6, Section 7.1 (except to add Collateral), Section 10.3, or Section 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata, Requisite Lenders, or Total Liquidity,
                  (iv) increase any advance rate or decrease the Minimum Availability Requirement, (v) release Collateral with a book value greater than $10,000,000 during any calendar year, except as currently contemplated by the Loan Documents, or
                  (vi) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

                  14.1.2. Limitations. The agreement of the Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of the Lenders, the Agent, and/or the Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of the provider of any Bank Products that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document. The making of any Revolving Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of

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         Default, nor to establish a course of dealing. Any waiver or consent granted by the Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

                  14.1.3. Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee, or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

         14.2. General Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEES, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. If any Taxes (other than Excluded Taxes) shall be payable by any party due to the execution, delivery, issuance, or recording of any Loan Documents, or the creation or repayment of any Obligations, the Borrowers shall pay (and shall promptly reimburse the Agent and the Lenders for their payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold harmless the Indemnitees against all liability in connection therewith.

         14.3. Limitations of Indemnities. IN NO EVENT SHALL ANY PARTY TO A LOAN DOCUMENT HAVE ANY OBLIGATION THEREUNDER TO INDEMNIFY AN INDEMNITEE WITH RESPECT TO A CLAIM THAT IS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. The obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Documents shall survive Full Payment of the Obligations.

         14.4. Notices and Communications.

                  14.4.1. Notice Address. Subject to Section 4.1.4, all notices, requests, and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at the Borrower Agent's address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section
         14.4. Each such notice, request, or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received and if such facsimile transmission is followed by a copy of such notice by mail or personal delivery, (b) if given by mail, three Business Days after deposit in the United States mail, with first-class postage pre-paid, addressed to the applicable address, or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to the Agent pursuant to Section 2.1.4, Section 2.3, Section 3.1.2, Section 4.1.1, or Section 5.3.3 shall be effective until actually

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         received by the individual to whose attention at the Agent such notice is required to be sent. Any written notice, request, or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by the Borrower Agent shall be deemed received by all Borrowers.

                  14.4.2. Electronic Communications; Voice Mail. Except for electronic submission of Notices of Borrowing and Notices of Conversion/Continuation, electronic mail and intranet websites may be used only for routine communications, such as transmission of financial statements, Borrowing Base Certificates, and other information required by Section 10.1.2, administrative matters, and distribution of Loan Documents for execution. The Agent and the Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

                  14.4.3. Non-Conforming Communications. The Agent and the Lenders may rely upon any notices (including telephonic communications) purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs, and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

         14.5. Performance of the Borrowers' Obligations. The Agent may, in its discretion at any time and from time to time, at the Borrowers' expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by the Agent to (a) enforce any Loan Documents or collect any Obligations, (b) protect, insure, maintain, or realize upon any Collateral, or (c) defend or maintain the validity or priority of the Agent's Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs, and expenses (including Extraordinary Expenses) of the Agent under this Section shall be reimbursed to the Agent by the Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolving Loans. Any payment made or action taken by the Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

         14.6. Credit Inquiries. Each Borrower hereby authorizes the Agent and the Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

         14.7. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

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         14.8. Cumulative Effect; Conflict of Terms. The provisions of the Loan
Documents are cumulative. The parties acknowledge that the Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise specifically provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

         14.9. Counterparts; Facsimile Signatures. Any Loan Document may be executed in counterparts, each of which taken together shall constitute one instrument. Loan Documents may be executed and delivered by facsimile, and they shall have the same force and effect as manually signed originals. The Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness of any facsimile signature.

         14.10. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

         14.11. Obligations of the Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolving Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents. It shall not be necessary for the Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of the Agent or the Lenders pursuant to the Loan Documents shall be deemed to constitute the Agent and the Lenders to be a partnership, association, joint venture, or any other kind of entity, nor to constitute control of any Borrower. Each Borrower acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, the Borrowers, the Agent, the Issuing Bank, and the Lenders have an arms-length business relationship that creates no fiduciary duty on the part of the Agent, the Issuing Bank, or any Lender, and each Borrower, the Agent, the Issuing Bank, and each Lender expressly disclaims any fiduciary relationship.

         14.12. Confidentiality. During the term of this Agreement and for 12 months thereafter, the Agent and the Lenders agree to take reasonable precautions to maintain the confidentiality of any information that the Borrowers deliver to the Agent and the Lenders and identify as confidential at the time of delivery, except that the Agent and any Lender may disclose such information (a) to their respective officers, directors, employees, Affiliates, and agents, including legal counsel, auditors, and other professional advisors,
(b) to any party to the Loan Documents from time to time, (c) pursuant to the order of any court or administrative agency, (d) upon the request of any Governmental Authority exercising regulatory authority over the Agent or such Lender, (e) which ceases to be confidential, other than by an act or omission of the Agent or any Lender, or which becomes available to the Agent or any Lender on a nonconfidential basis, (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by Applicable Law, (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents, (h) to any actual or proposed party to a Bank Product or to any Transferee, as long as such

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Person agrees to be bound by the provisions of this Section, (i) to the National
Association of Insurance Commissioners or any similar organization, or to any nationally recognized rating agency that requires access to information about a Lender's portfolio in connection with ratings issued with respect to such Lender, (j) to any investor or potential investor in an Approved Fund that is a Lender or Transferee, but solely for use by such investor to evaluate an investment in such Approved Fund, or to any manager, servicer, or other Person in connection with its administration of any such Approved Fund, or (k) with the consent of the Borrowers.

         14.13. Certifications Regarding Indebtedness Agreements. The Borrowers certify to the Agent and the Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by the Borrowers violates the Second Lien Credit Agreement, the Senior Subordinated Notes Indenture, the Senior Notes Indentures, the Convertible Subordinated Notes Indentures, the Intercreditor Agreement, or any agreement, document, or instrument related thereto. The Borrowers further certify that (a) the Revolving Commitments and the Obligations constitute "Permitted Bank Debt" under the Second Lien Credit Agreement and the Intercreditor Agreement, (b) the Revolving Commitments and the Obligations constitute "Designated Senior Debt" under the Senior Subordinated Notes Indenture and the Convertible Subordinated Notes Indentures, and (c) the Agent is the "Representative" under the Senior Subordinated Notes Indenture and the Convertible Subordinated Notes Indentures. The Agent may condition Borrowings, Letters of Credit, and other credit accommodations under the Loan Documents from time to time upon the Agent's receipt of evidence that the Revolving Commitments and Obligations continue to constitute "Permitted Bank Debt" under the Second Lien Credit Agreement at such time and are permitted thereunder.

         14.14. Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, PROVIDED THAT IN THE EVENT ANY COURT DETERMINES THAT NEW YORK LAW DOES NOT GOVERN THE LAWS OF THE STATE OF TEXAS SHALL GOVERN, IN ANY SUCH CASE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

         14.15. Consent to Forum. EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER DALLAS, TEXAS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY SUCH BORROWER SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS, AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE, OR INCONVENIENT FORUM. Nothing herein shall limit the right of the Agent or any Lender to bring proceedings against any Obligor in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by the Agent of any judgment or order obtained in any forum or jurisdiction.

         14.16. Waivers by the Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which the Agent and each Lender hereby also waives) in any proceeding, claim or counterclaim of any kind relating in any way to any Loan

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Documents, Obligations, or Collateral, (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper, and guaranties at any time held by the Agent on which a Borrower may in any way be liable, and hereby ratifies anything the Agent may do in this regard, (c) notice prior to taking possession or control of any Collateral, (d) any bond or security that might be required by a court prior to allowing the Agent to exercise any rights or remedies, (e) the benefit of all valuation, appraisement and exemption laws, (f) any claim against the Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary, or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents, or transactions relating thereto, and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to the Agent and the Lenders entering into this Agreement and that the Agent and the Lenders are relying upon the foregoing in their dealings with the Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         14.17. Patriot Act Notice. The Agent and the Lenders hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, the Agent and the Lenders are required to obtain, verify, and record information that identifies each Borrower, including its legal name, address, tax ID number, and other information that will allow the Agent and the Lenders to identify each Borrower in accordance with the Patriot Act. The Agent and the Lenders will also require information regarding each personal guarantor, if any, and may require information regarding the Borrowers' management and owners, such as legal name, address, social security number, and date of birth.

         14.18. No Oral Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

LOAN AND SECURITY AGREEMENT

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.



                              BORROWERS:

                              AMKOR TECHNOLOGY, INC.


                              By:      /s/ Kenneth T. Joyce
                                  ----------------------------------------
                              Name:    Kenneth T. Joyce
                                    --------------------------------------
                              Title:   Chief Financial Officer
                                     -------------------------------------


                              UNITIVE, INC.


                              By:      /s/ Joanne Solomon
                                  ----------------------------------------
                              Name:    Joanne Solomon
                                    --------------------------------------
                              Title:   Treasurer
                                     -------------------------------------


                              UNITIVE ELECTRONICS, INC.


                              By:      /s/ Joanne Solomon
                                  ----------------------------------------
                              Name:    Joanne Solomon
                                    --------------------------------------
                              Title:   Treasurer
                                     -------------------------------------

                              Address for notices to all Borrowers:
                              ------------------------------------
                              c/o Amkor Technology, Inc.
                              1900 South Price Road
                              Chandler, Arizona 85248
                              Attention: Treasurer
                              Telecopy:         480-821-2616
                                        ----------------------------------

LOAN AND SECURITY AGREEMENT

                              AGENT:

                              BANK OF AMERICA, N.A.


                              By:      /s/ Joy L. Bartholomew
                                  ----------------------------------------
                                       Joy L. Bartholomew
                                       Senior Vice President

                              Address for notices:

                              Bank of America, N.A.
                              901 Main Street, 22nd Floor
                              TX1-492-22-13
                              Dallas, Texas 75202
                              Attention: Loan Administration
                              Telecopy: (214) 209-4766

LOAN AND SECURITY AGREEMENT

                              LENDERS:

                              BANK OF AMERICA, N.A.


                              By:      /s/ Joy L. Bartholomew
                                  ----------------------------------------
                                       Joy L. Bartholomew
                                       Senior Vice President

                              Address for notices:

                              Bank of America, N.A.
                              901 Main Street, 22nd Floor
                              TX1-492-22-13
                              Dallas, Texas 75202
                              Attention: Loan Administration
                              Telecopy: (214) 209-4766

LOAN AND SECURITY AGREEMENT

                              WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN)


                              By:      /s/ James E. Campbell
                                  ----------------------------------------
                              Name:    James E. Campbell
                                    --------------------------------------
                              Title:   Vice President
                                     -------------------------------------

                              Address for Notices:
                              -------------------
                              Wachovia Capital Finance Corporation (Western) 251 South Lake Avenue, Suite 900
                              Pasadena, California 91101
                              Attention:        Portfolio Manager - Amkor
                                                Technology, Inc.
                              Telecopy: (626) 304-4949


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                                    Page 112